UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14a

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Novanta Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

April 6, 2018

Dear Shareholder:

It is my pleasure to invite you to the annual meeting of shareholders of Novanta Inc. to be held at 2:00 p.m. (ET) on Thursday, May 10, 2018 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022.

The purposes of the meeting are to (i) elect the Board of Directors, (ii) approve, on an advisory basis, the Company’s executive compensation, and (iii) appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Information regarding the above matters is contained in the formal notice of meeting and management proxy circular on the following pages. The Novanta Inc. Annual Report for the fiscal year ended December 31, 2017 accompanies this management proxy circular. We urge you to read the proxy materials in their entirety and to consider them carefully.

It is important that your shares be represented at the annual meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the meeting, we urge you to vote promptly by returning the enclosed proxy form. You may revoke your proxy at any time before it has been voted.

On behalf of the Board of Directors, I thank you for your participation.

Very truly yours, /s/ Stephen W. Bershad
Stephen W. Bershad
Chairman of the Board of Directors

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 10, 2018

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Novanta Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the Company, will be held at 2:00 p.m. (ET) on Thursday, May 10, 2018 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022, for the following purposes:

1.

To elect Stephen W. Bershad, Lonny J. Carpenter, Dennis J. Fortino, Matthijs Glastra, Brian D. King, Ira J. Lamel, Dominic A. Romeo, and Thomas N. Secor to our Board of Directors until the next annual meeting of shareholders, until his successor is elected or appointed, or until his earlier death, resignation or removal;

2.	To approve, on an advisory basis, the Company’s executive compensation;
3.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2019 annual meeting of shareholders; and
4.	To transact such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Only shareholders of record as of the close of business on Thursday, March 29, 2018 will be entitled to attend and vote at the meeting and at any postponement, continuation or adjournment thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

All shareholders are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Computershare Investor Services Inc., the Company’s transfer agent, at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, before 2:00 p.m. (ET) on Tuesday, May 8, 2018, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (ET) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 2:00 p.m. (ET) on Tuesday, May 8, 2018, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (ET) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

 A copy of the management proxy circular and a proxy form accompany this notice. This notice, the management proxy circular, the proxy form and the Company’s 2017 Annual Report will be forwarded on or about Wednesday, April 11, 2018 to the holders of the Company’s common shares as of the close of business on Thursday, March 29, 2018.

All monetary amounts listed in the proxy circular are in U.S. dollars, unless otherwise indicated.

DATED at Bedford, Massachusetts this 6th day of April, 2018.

By Order of the Board of Directors /s/ Matthijs Glastra
Matthijs Glastra
Chief Executive Officer

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

MANAGEMENT PROXY CIRCULAR

INFORMATION CONCERNING VOTING AND SOLICITATION

Novanta Inc., a New Brunswick corporation, which we refer to in this management proxy circular as the Company, will hold its annual meeting (the “2018 Annual Meeting”) at 2:00 p.m. (ET) on Thursday, May 10, 2018 at the offices of Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York 10022. This management proxy circular and the enclosed proxy form are furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of the Company for use at the meeting. The solicitation will be made by mail, but proxies may also be solicited personally, by telephone or by email by directors, officers or other employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

The notice of the meeting, this management proxy circular, the proxy form and a copy of the Company’s annual report for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) will be forwarded on or about Wednesday, April 11, 2018 to the holders of the Company’s common shares as of the close of business on Thursday, March 29, 2018 (the “Record Date”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2018

The Company’s Management Proxy Circular and 2017 Annual Report are available at

http://investors.novanta.com/shareholdermeeting

The following proxy materials are available for review at:

http://investors.novanta.com/shareholdermeeting

•	the management proxy circular;
•	the Company’s 2017 Annual Report; and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Shareholders may receive directions to attend the meeting in person by calling the Company’s investor relations staff at
781-266-5137 or by emailing InvestorRelations@Novanta.com.

Matters to Be Voted On

At the meeting, you will be entitled to vote on the following proposals:

1.

To elect Stephen W. Bershad, Lonny J. Carpenter, Dennis J. Fortino, Matthijs Glastra, Brian D. King, Ira J. Lamel, Dominic A. Romeo, and Thomas N. Secor to our Board of Directors until the next annual meeting of shareholders, until his successor is elected or appointed, or until his earlier death, resignation or removal (see page 4);

2.	To approve, on an advisory (non-binding) basis, the Company’s executive compensation (see page 7);
3.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2019 annual meeting of shareholders (see page 9); and
4.	To transact such other business as may properly come before the meeting, or any postponement, continuation or adjournment thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Board Recommendations

The Board recommends that you vote your shares as follows:

•	“FOR” the election of each of the nominees for director named in this management proxy circular;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and
•	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2019 annual meeting of shareholders.

Appointment and Revocation of Proxies

The persons named in the enclosed proxy form are officers of the Company. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the enclosed proxy form, by inserting the name of such other person in the blank space provided in the proxy form or by completing another proper form of proxy. Such person need not be a shareholder. The completed proxy form must be deposited with the Company at its principal executive office at 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or with Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1, in either case no later than 2:00 p.m. (ET) on Tuesday, May 8, 2018, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (ET) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting.

If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 2:00 p.m. (ET) on Tuesday, May 8, 2018, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. (ET) on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

The shareholder executing the proxy form may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy: (a) by delivering another properly executed proxy form bearing a later date and depositing it in the manner and by the deadline described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing: (i) at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment; or (c) in any other manner permitted by law.

Voting of Proxies

The officers named in the proxy form enclosed with this management proxy circular will vote or withhold from voting the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them and, if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, the shares will be voted:

•	“FOR” the election of each of the nominees for director named in this management proxy circular;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and
•	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2019 annual meeting of shareholders.

Voting and Ownership of Shares

At the close of business on the Record Date, the Company had 34,685,346 common shares outstanding and entitled to vote. Each share is entitled to one vote. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

The following votes are required to approve each of the proposals at the meeting.

•	Election of Directors. The vote for the election of the nominees for director named in this management proxy circular is cumulative and is described in more detail below.
•

Advisory Vote on the Company’s Executive Compensation.    The proposal regarding the approval, on an advisory basis, of the Company’s executive compensation requires the approval of a majority of the common shares represented and cast in respect of such matter.

•

Appointment of Independent Registered Public Accounting Firm.    The proposal regarding the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the approval of a majority of the common shares represented and cast in respect of such matter.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares as of the Record Date. Votes will be tabulated by the Company’s transfer agent, Computershare Investor Services Inc., which is also serving as the inspectors of election for the meeting.

The enclosed form of proxy confers discretionary authority on the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof. As of the date of this management proxy circular, the management of the Company knows of no such amendments, variations or other matters to be presented at the meeting.

Voting for the Election of Directors

Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of directors so that each shareholder entitled to vote at an election of directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of directors to be elected, and may cast all such votes in favor of a single candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. On any ballot for the election of directors, the persons named in the proxy will be deemed to have cast their votes equally among all the proposed nominees, unless: (a) any nominee is excluded by the shareholder in their proxy; or (b) the shareholder has directed that the shares be withheld from voting for the election of directors. If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled.

Counting of Votes

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast. A broker non-vote occurs when a broker submits a proxy form with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Brokers will return your proxy as a broker non-vote if the broker does not receive voting instructions from you and if, under applicable stock exchange or other rules, the broker does not have the discretion to vote those shares on one or more of the matters that come before the meeting.

ITEM 1–ELECTION OF DIRECTORS

The Articles of the Company provide that our Board is to be comprised of a minimum of five (5) and a maximum of fifteen (15) directors, as determined from time to time by resolution of the Board. The Board has resolved that the entire Board shall consist of Eight (8) directors.

Each nominee presented below, if elected, will serve as a director until the next annual meeting of shareholders, until his successor is elected or appointed, or until his earlier death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve or for good cause will not serve, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or elect to reduce the size of the Board.

The names of the nominees presented for election as directors at the 2018 Annual Meeting are listed below, along with information regarding when they joined the Board (to the extent applicable), their present principal occupation, recent business experience and their service on other companies’ boards of directors.

All of the nominees, except for Mr. Lonny J. Carpenter, currently serve on the Board. There are no family relationships between any of the nominees or between the nominees and any of the Company’s officers.

Director Nominees

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Name, Principal Occupation and Municipality of Primary Residence	Director Since	Age	Independent?
Stephen W. Bershad Chairman of the Board, Novanta Inc. Santa Fe, New Mexico, U.S.A.	2010	76	Yes
Lonny J. Carpenter Group President, Stryker Corporation Richland, Michigan, U.S.A.	-	56	No
Dennis J. Fortino Private Consultant Scottsdale, Arizona, U.S.A.	2010	71	Yes
Matthijs Glastra Chief Executive Officer, Novanta Inc. Newton, Massachusetts, U.S.A.	2016	49	No
Brian D. King President and Chief Executive Officer, MedPlast, Inc. Duxbury, Massachusetts, U.S.A.	2017	51	Yes
Ira J. Lamel Former Executive Vice President and Chief Financial Officer, The Hain Celestial Group, Inc. Westhampton Beach, New York, U.S.A.	2010	70	Yes
Dominic A. Romeo Former Senior Vice President and Chief Financial Officer, Thor Industries, Inc. Chicago, Illinois, U.S.A.	2012	58	Yes
Thomas N. Secor Managing Director, Morningside Heights Capital New York, New York, U.S.A.	2012	47	Yes

Stephen W. Bershad	Chairman of the Board

Mr. Bershad has been a Director of the Company since July 23, 2010 and Chairman of the Board of Directors since July 30, 2010. Mr. Bershad was Chairman of the Board and Chief Executive Officer of Axsys Technologies, Inc. (“Axsys”), a manufacturer of surveillance and imaging equipment, from 1986 until 2009. Prior thereto, he was a Managing Director of Lehman Brothers, Inc., an investment banking firm, and its predecessor firms, where he held a series of senior management positions in private equity and mergers and acquisitions. Mr. Bershad is the Chairman of the Board of Directors of EMCOR Group, Inc., a Fortune 500® leader in mechanical and electrical construction, energy infrastructure and facilities services for a diverse range of businesses. Mr. Bershad has a Bachelor of Science Degree from the University of Southern California and a Juris Doctorate from the University of California at Los Angeles. As a senior executive with Lehman Brothers for more than 15 years and the Chief Executive Officer of Axsys for more than 20 years, Mr. Bershad has an invaluable background in investment banking, finance and business.

Lonny J. Carpenter	Nominee for Director

Mr. Carpenter is a nominee for Director of the Company. Mr. Carpenter has served as the Group President, Global Quality and Business Operations for Stryker Corporation (“Stryker”) since January 2016. In this role, Mr. Carpenter is responsible for setting company-wide direction for quality, manufacturing, procurement and logistics strategies, as well as oversight of Stryker’s commercial business operations in Europe, Canada, Eastern Europe, Middle East, Latin America and Africa. Mr. Carpenter served at Stryker as the Group President, Global Quality and Operations from 2011 to 2016, as the Group President, Instruments and Medical from 2008 to 2011, and as the President, Medical Division from 2006 to 2008. Mr. Carpenter began his career with Stryker in 1989, including serving as the Vice President, Global Operations. Mr. Carpenter holds a Bachelor of Science degree from the United States Military Academy at West Point. Mr. Carpenter’s significant executive operating and commercial experience in the medical technology industry, as well as his broad business background in global manufacturing, engineering, supply chain, quality assurance, and regulatory affairs, provides the Board with greater insight into the healthcare industry and makes him well-qualified to serve on the Board.

Dennis J. Fortino	Director

Mr. Fortino has been a Director of the Company since July 23, 2010. Mr. Fortino is a business consultant specializing in the development of business rationalization and growth plans for companies and also serves as an executive coach. Prior to becoming a business consultant in 2006, Mr. Fortino served as the Executive Vice President of the Lithography & Parametric Solutions Group at KLA-Tencor Corporation (“KLA-Tencor”), a supplier of process control and yield management solutions for the semiconductor and related microelectronics industries between September 2000 and November 2005. From August 1997 to September 2000, he served as Vice President and General Manager of the Surfscan Division of KLA-Tencor and from November 1995 to July 1997 as the Vice President and General Manager of the Surface Metrology Division of KLA-Tencor. Mr. Fortino served as Vice President and General Manager for Spectra-Physics Lasers from July 1991 to October 1995. Mr. Fortino has a Bachelor of Science Degree in Industrial Engineering from the University of Illinois, at Urbana and MBA from Loyola University Chicago. Mr. Fortino has more than 20 years of experience in the semiconductor and related microelectronics industries as well as a deep understanding of the Company’s products and related technologies. Mr. Fortino brings to the Company’s Board of Directors significant technology and operating experience, business acumen and insight into current and emerging business trends.

Matthijs Glastra	Chief Executive Officer, Director

Mr. Glastra was appointed the Company’s Chief Executive Officer on September 1, 2016. He joined Novanta Inc. in 2012 as Group President, and was appointed the Company’s Chief Operating Officer in February 2015. Prior to Novanta, he led and grew global technology businesses in advanced industrial and medical end-markets during an 18-year career with Philips, both in Europe and in Silicon Valley. At Philips, he served as Chief Executive Officer of Philips Entertainment Lighting in 2012 and as Chief Operating Officer of Philips Lumileds from 2007 to 2012. Prior to that, he held multiple General Manager and Vice President positions at the Philips Healthcare, Semiconductor and Lighting divisions from 1994 to 2007. He also served as Director of Corporate Strategy in the Philips corporate headquarters. Mr. Glastra holds a Master of Science Degree in Applied Physics from Delft University of Technology, an Advanced Engineering Degree from ESPCI in Paris, France, and an MBA from INSEAD in Fontainebleau, France. Mr. Glastra’s 25 years of leadership and executive operating experience in Original Equipment Manufacturer based technology businesses in advanced industrial and medical end markets, and his intimate knowledge of the Company’s businesses provide valuable insight to the Board in formulating and executing the Company strategy.

Brian D. King	Director

Mr. King has been a Director of the Company since May 10, 2017. Mr. King serves as the president and chief executive officer, and a director, of MedPlast, Inc., a private global services provider to the medical device industry. From June 2014 to June 2015, Mr. King served as Chief Transformation Officer and Chief Operating Officer at DePuy Synthes, a Johnson & Johnson company, which designs and manufactures orthopedic and neurological devices and supplies. From 2004 to 2014, Mr. King served in various executive positions at Covidien, formerly Tyco Healthcare, a global healthcare products company and manufacturer of medical devices and supplies, which was later acquired by Medtronic. At Covidien, Mr. King served as Group President, Emerging Markets (2010-2014), President, Covidien Asia (2008-2010), Senior Vice President, Global Operations and Quality (2005-2008), and Vice President, Operational Excellence (2004-2005). Mr. King has served as Operating Advisor at Thomas H. Lee Partners, a private equity firm, since June 2015. Mr. King currently serves on the board of directors of PCI Pharma Services, a privately held entity, and previously served on the board of directors of Houston Street Exchange, Inc. and B&C Research Corporation, both privately held entities. Mr. King holds an MBA from Harvard Business School, Master of Science from the Pennsylvania State University, and Bachelor of Science from the United States Naval Academy. Mr. King’s 25 years of executive operating experience, the majority of which was spent in the healthcare industry, as well as his broad business background in global manufacturing, engineering, supply chain, quality assurance, and regulatory affairs, provides the Board with greater insight into the healthcare industry and makes him well-qualified to serve on the Board.

Ira J. Lamel	Director

Mr. Lamel has been a Director of the Company since July 23, 2010. Mr. Lamel was Senior Advisor to the CEO (from September 2013 to August 2014) and Executive Vice President and Chief Financial Officer (from October 2001 to August 2013) of The Hain Celestial Group, Inc. (“Hain”), a leading natural and organic food and personal care products company operating in North America and Europe. Prior to joining Hain in October 2001, Mr. Lamel was an audit partner in the New York area practice of Ernst & Young LLP. He retired from Ernst & Young LLP after a 29-year career. Mr. Lamel brings to the Company’s Board of Directors extensive financial, accounting and auditing expertise, including an understanding of accounting principles, internal controls, financial reporting rules and regulations and financial reporting processes acquired over the course of his career.

Dominic A. Romeo	Director

Mr. Romeo has been a Director of the Company since June 14, 2012. Mr. Romeo served as Senior Vice President and Chief Financial Officer of Thor Industries, Inc. (NYSE: THOR), a leading manufacturer of recreational vehicles, commercial buses and ambulances, from February 2013 to October 2013. From 2004 to 2011, Mr. Romeo served as Vice President and Chief Financial Officer of IDEX Corporation (NYSE: IEX), a leading global manufacturer of pump products, dispensing equipment, and other engineered products. Prior to joining IDEX, Mr. Romeo served in several financial leadership positions at Honeywell International, Inc., a diversified technology and manufacturing company that services customers globally, including Vice President and Chief Financial Officer of Honeywell Aerospace from 2001 to 2004; Vice President and Chief Financial Officer of Honeywell International’s Engine Systems and Services divisions from 1999 to 2001; and various other senior finance positions from 1994 to 1999. Mr. Romeo also served as Vice President of Finance for AAR Trading, an aircraft products and services provider, from 1992 to 1994, and held multiple financial roles in audit and financial planning for GE Aircraft Engines, a subdivision of the General Electric Company, from 1987 to 1992. Mr. Romeo currently serves on the board of Spartan Motors, Inc. (NASDAQ: SPAR), a global leader in specialty chassis and vehicle design, manufacturing and assembly, and the board of BBB Industries, an automotive parts manufacturer held by Pamplona Capital Management. Mr. Romeo served on the Board of Directors and as a member of the Audit Committee of Federal Signal Corporation, a leading global designer and provider of safety and security products and solutions, from 2010 to April 2013. Mr. Romeo has a Bachelor of Arts Degree in both Accounting and Business Administration from Manchester University. Mr. Romeo brings to the Company’s Board of Directors extensive expertise in finance and accounting for several global industrial manufacturers, as well as experience in efficiently adapting company operations to changing market conditions.

Thomas N. Secor	Director

Mr. Secor has been a Director of the Company since June 14, 2012. Mr. Secor has been Managing Director of Morningside Heights Capital, an investment firm, since March 2012. From April 2007 until March 2012, Mr. Secor was employed by Goldman Sachs & Co, where he worked with Liberty Harbor, an absolute-return investment fund. While at Liberty Harbor, Mr. Secor focused on the fund’s fundamental investment strategies, including debt and equity transactions. From 2005 until March 2007, Mr. Secor was a Director and member of the legal group at Amaranth Advisors, an investment advisor. From 1998 until 2005, Mr. Secor was an attorney with Cleary, Gottlieb, Steen & Hamilton where he specialized in corporate and securities law. Mr. Secor received his B.A., cum laude, from Pomona College and his J.D., cum laude, from the University of Chicago Law School. Mr. Secor brings to the Company’s Board of Directors more than 15 years of experience in strategic transactions, corporate finance and profit management across a wide range of industries, as well as extensive corporate governance experience.

ITEM 2–aDVISORY VOTE ON THE

COMPANY’S EXECUTIVE COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (which currently consist of our Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer), as disclosed in this management proxy circular in accordance with the SEC’s rules. The Company has determined to hold a “say-on-pay” advisory vote every year. Accordingly, the next “say-on-pay” advisory vote following this one will occur at the 2019 annual meeting of shareholders.

Summary

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to provide advisory approval of the compensation of our named executive officers as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this management proxy circular, beginning on page 19.

Our executive compensation programs are designed to provide a compensation package that incentivizes and retains a highly qualified executive team and rewards both short-term and long-term sustainable performance as measured against established goals. Our executive compensation program seeks to promote this philosophy primarily through a combination of the following types of compensation: base salary, cash bonus incentive awards and long-term equity-based incentive awards in the form of service-based vesting restricted stock units (“restricted stock units” or “RSUs”) and performance-based vesting performance stock units (“performance stock units” or “PSUs”). The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Compensation Discussion and Analysis” section of this management proxy circular and the tabular disclosure following such section for more information.

•

Pay-for-Performance.    We aim to align our executive compensation with both annual and long-term performance goals. Our Senior Management Incentive Plan (“SMIP”) provides cash bonus incentive awards based on adjusted EBITDA and Organic Revenue Growth. The adjusted EBITDA and Organic Revenue Growth target levels of performance are correlated with the Company’s annual sales and income growth objectives. The Company’s performance exceeded the target performance level for both adjusted EBITDA and Organic Revenue Growth in both the first and second half of 2017. The table on page 26 of the “Compensation Discussion and Analysis” section shows how these results translated into payouts under the SMIP.

•

Long-Term Compensation.    In 2017, our long-term compensation program included a mix of restricted stock units that vest over four years and performance stock units that vest on January 1, 2020 subject to continued employment through the date of vesting and achievement of applicable performance thresholds, with accelerated vesting upon certain termination of employment or change in control. Our long-term compensation program is intended to align the interests of executives with those of our shareholders, encourage retention and focus the executives on long-term profitable growth and shareholder value creation. We believe that the program implemented in 2017 further those goals.

•

Prudent Corporate Governance.    We are committed to maintaining a prudent corporate governance model and to continually improving our compensation practices and policies. Key practices in this regard include annual review of the Company’s compensation program by the Compensation Committee and maintenance of a Compensation Committee composed entirely of independent, non-employee directors who satisfy applicable independence requirements. In addition, in 2016, we eliminated all rights to “Section 280G” tax gross-up payments to further align management’s interest with shareholder interests. In 2017, we adopted a clawback policy that covers current and former officers (as such term is defined in Rule 16a-1, promulgated under the Exchange Act, as amended) of the Company, beginning with the first performance period commencing after the adoption of the policy and for all performance periods thereafter.

•

Independent Compensation Consultation.    The Compensation Committee uses an independent global executive compensation consulting firm, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to advise the Compensation Committee on matters related to executive compensation.

•	Input from Shareholders. The Company has determined to hold a “say-on-pay” advisory vote every year to regularly receive and review input from shareholders on our compensation programs and practices.

The Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of the Company’s named executive officers reported in this management proxy circular reflects and supports these compensation policies and objectives. We encourage shareholders to review the “Compensation Discussion and Analysis” beginning on page 19 of this management proxy circular.

Recommendation

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this management proxy circular demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution will be submitted for a shareholder vote at the 2018 Annual Meeting:

RESOLVED, that the shareholders of Novanta Inc. approve, on an advisory basis, the compensation of Novanta Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the “Compensation Discussion and Analysis”, compensation tables and narrative discussion set forth in this management proxy circular.

This vote on our executive compensation is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for the named executive officers.

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2018 Annual Meeting is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

ITEM 3–appointment of independent

registered public accounting firm

At the 2018 Annual Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm and to authorize the Audit Committee to fix the auditors’ remuneration. PricewaterhouseCoopers has served as the Company’s independent registered public accounting firm since 2013.

We expect a representative of PricewaterhouseCoopers to be present at the meeting to answer appropriate questions and to have an opportunity to make a statement if desired.

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2018 Annual Meeting is required to approve the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm to serve until the 2019 annual meeting of shareholders. Abstentions will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal. Because brokers have discretionary authority to vote on the appointment of PricewaterhouseCoopers, we do not expect any broker non-votes in connection with this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS APPOINTMENT.

Independent Registered Public Accounting Firm Fees and Services

Set forth below are the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers, for the fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees (1)	$2,002,000	$1,721,500
Audit-Related Fees (2)	22,500	238,600
Tax Fees (3)	362,000	159,000
All Other Fees (4)	2,800	2,800
Total	$2,389,300	$2,121,900

(1)

Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Consists principally of fees for services related to financial due diligence associated with acquisition targets.
(3)	Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)	Represents fees billed for online research tools.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance, or the engagement is entered into pursuant to the pre-approval procedure described below.

Pursuant to the Audit Committee Charter, the Audit Committee may delegate pre-approval authority to an individual member of the Audit Committee. The decisions of any individual Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated to the Chairman of the committee the authority to pre-approve any audit, non-audit or other service provided to the Company by the Company’s independent registered public accounting firm, except for the annual audit engagement and fees, which must be approved by the committee. The prior approval of the Audit Committee or the pre-approval of the Chairman of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers in fiscal year 2017.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company.

In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2017 with the Company’s management.
2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Mr. Ira J. Lamel (Chairperson)

Mr. Dominic A. Romeo

Mr. Thomas N. Secor

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

Set forth below is information regarding the Company’s current executive officers who are not also directors. Information concerning Matthijs Glastra, our Chief Executive Officer, may be found above in the section entitled “Item 1–Election of Directors” on page 5 of this management proxy circular.

Robert J. Buckley	Chief Financial Officer

Age:    43

Executive Officer Since: March 2011

Mr. Buckley was appointed the Company’s Chief Financial Officer on March 31, 2011. Prior to joining the Company in February 2011, Mr. Buckley had a ten-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he served in several financial positions of increasing responsibility. From September 2008 to February 2011, Mr. Buckley served as Vice President and Chief Financial Officer of PerkinElmer’s Environmental Health business. From September 2005 to September 2008, Mr. Buckley was Chief Financial Officer of PerkinElmer’s Asian operations. From April 2001 to August 2005, Mr. Buckley served in various financial management roles at PerkinElmer. Prior to joining PerkinElmer, Mr. Buckley held management positions with Honeywell International, Inc. (formerly AlliedSignal, Inc.), a diversified technology and manufacturing company that services customers globally, and Georgeson & Company, Inc. Mr. Buckley holds a Bachelor of Arts Degree in Finance from Manhattanville College and an M.B.A. from University of California at Los Angeles (U.C.L.A.)

Brian S. Young	Chief Human Resources Officer

Age:    49

Executive Officer Since: December 2016

Mr. Young joined Novanta in April 2015 as Vice President of Human Resources and was appointed Chief Human Resources Officer by the Board of Directors in December 2016. Mr. Young brings more than 20 years of human resources leadership experience in both public and private companies serving Original Equipment Manufacturers (“OEMs”) of Class I, II & III medical devices, industrial control technology and advanced materials. From July 2014 to March 2015, Mr. Young served as Global Human Resource Leader for Hollingsworth & Vose Company. From September 2011 to November 2013, Mr. Young served as Vice President & Human Resource Officer for CIRCOR International, Inc. From September 2010 to August 2011, Mr. Young served as Director Total Rewards for CIRCOR. In addition, from June 2003 to August 2010, Mr. Young served in various leadership roles with Lake Region Medical (formerly Accellent, Inc.). Mr. Young’s early career experience was in General Human Resource Management with a specialization in training and development. Mr. Young holds a Bachelor of Science Degree in Administration of Justice from Pennsylvania State University.

CORPORATE GOVERNANCE

The Board of Directors

The Board is elected annually and each of our directors stands for election every year. The Board is currently comprised of seven directors, and all except Mr. Glastra have been determined by the Board to be independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by Nasdaq. The independent directors are Stephen W. Bershad, Dennis J. Fortino, Brian D. King, Ira J. Lamel, Dominic A. Romeo and Thomas N. Secor. Mr. Glastra is not independent because he is the Company’s Chief Executive Officer. The Board has also determined that Lonny J. Carpenter, a nominee for election as a director, is not independent under the Nasdaq rules. In light of the announcement that Mr. Carpenter will retire from his current position effective April 30, 2018 and will serve as Group President and Advisor to his current employer’s chief executive officer from April 30, 2018 through March 31, 2019, the Company expects that Mr. Carpenter will be able to be deemed an independent director on or prior to April 1, 2019.

In evaluating and determining the independence of the directors, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the directors are or have been affiliated and that the Company may have other relationships with its directors. The Company engages in ordinary course business transactions with Mr. Carpenter’s current employer. In 2017, Mr. Carpenter’s employer purchased products from the Company, which constituted more than 5%, but less than 10%, of the Company’s pro forma revenues in that year (assuming W.O.M. World of Medicine GmbH (“WOM”) and Laser Quantum Limited (“Laser Quantum”) had been acquired as of January 1, 2017). The Board also considered that Mr. Bershad is a significant shareholder of the Company. The Board determined that this relationship did not impair Mr. Bershad’s independence.

Please see the biography of each director under the section entitled “Item 1–Election of Directors” for the public company boards on which each director serves.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through delegation of specific responsibilities to its committees, the Chairman of the Board and officers of the Company. The Board has established three standing committees to assist with its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has a charter defining its responsibilities. The Board of Directors does not have an executive committee.

The Company’s By-Laws require the Chairman of the Board to be a director and provide the Board with the ability to appoint the Chief Executive Officer of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its shareholders are best served by having Mr. Bershad serve as its Chairman of the Board and Mr. Glastra serve as its Chief Executive Officer. Our current leadership structure permits Mr. Glastra to focus his attention on managing our Company and permits Mr. Bershad to manage the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

The Board recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business, our shareholders, and our other stakeholders. While our senior executives, including the Chief Executive Officer, the Chief Financial Officer, and the Chief Human Resources Officer, have the responsibility for the day-to-day assessment and management of business risks, the Board maintains a responsibility for creating an appropriate culture of risk management and setting a proper “tone at the top.” In this role, the Board takes an active role in overseeing our aggregate risk potential and in assisting our executives with addressing specific risks, including reputational, competitive, legal, regulatory, operational, cybersecurity and financial risks. This oversight is conducted primarily through the Audit Committee, which has been assigned the oversight responsibility for enterprise risk management and reports regularly to the Board on such matters. Senior management carries out the functional performance of enterprise risk assessment and management activities, with the assistance of external service providers, as needed. This process includes periodic reporting by management to the Audit Committee in order to systematically identify, analyze, prioritize and document potential business risks, their potential impact on the Company’s performance, and the Company’s ability to detect, manage, control and prevent these risks. When the Audit Committee receives a report from senior management, the Chair of the Audit Committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the overall risk oversight role, particularly with respect to risk areas that may potentially impact more than one committee of the Board.

In addition to the role that our Audit Committee plays in overseeing enterprise risk management activities, our Compensation Committee monitors the design and implementation of our compensation programs to ensure that these programs include the elements needed to motivate employees to take a long-term view of our business and to avoid encouraging unnecessary risk taking. Based on a functional review of our compensation policies and practices as performed by senior management in consultation with the Compensation Committee, we do not believe that any risks arising from our employee compensation programs are likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Corporate Governance Highlights

The following table summarizes our board structure and key elements of our corporate governance framework:

Size of Board	Eight Directors (with one vacancy)
Number of Independent Directors	Six Directors
Board Leadership Structure	Separate Chairman & CEO
Board Self-Evaluation	Annual
Review of Independence of Board	At Least Annually
Independent Directors Meet Without Management Present	Yes
All Directors Elected Annually	Yes
Voting Standard for Election of Directors	Cumulative
Corporate Governance Guidelines	Yes
Prohibition on Hedging Company Stock	Yes

Board Committees and Meetings

The Board has a responsibility for establishing broad corporate policies and for reviewing overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, the Board serves the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of our executive officers. It reviews and approves corporate objectives and strategies, and evaluates significant policies and major proposed commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company business activities through regular written reports and presentations at Board and committee meetings.

The Board maintains three standing committees whose functions are described below. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors. The following table sets forth the membership of the Board’s standing committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stephen W. Bershad		CHAIR	X
Dennis J. Fortino		X	CHAIR
Ira J. Lamel	CHAIR	X
Dominic A. Romeo	X
Thomas N. Secor	X		X

Each standing committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at http://investors.novanta.com in the Investors Relations section, under the Corporate Governance tab.

Meetings

The Board and standing committees met as follows during the year ended December 31, 2017:

Name	Number of Meetings
Board of Directors	5
Audit Committee	4
Compensation Committee	5
Nominating and Corporate Governance Committee	2

The independent directors also meet routinely in executive session in connection with regular meetings of the Board. Mr. Bershad presides over all executive sessions at which he is present.

During 2017, each director attended all meetings of the Board and all meetings of committees on which the director served, except for one director who attended 92% of such meetings. Members of our Board of Directors are strongly encouraged to attend our annual meeting of shareholders. In 2017, all of our continuing directors and director nominee attended our annual meeting of shareholders. The retiring director did not attend the 2017 annual meeting.

The Audit Committee

The Audit Committee consists of Mr. Lamel, Mr. Romeo and Mr. Secor, with Mr. Lamel serving as Chairman. All members of the Audit Committee meet the membership requirements of Nasdaq, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member of the Audit Committee is independent under the listing standards of Nasdaq and the rules of the SEC regarding audit committee membership. The Board has further determined that Mr. Lamel is an “audit committee financial expert” as defined by the SEC.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm, and is responsible for reviewing and discussing with management and the independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K and our interim consolidated financial statements. The Audit Committee also reviews the independence and quality control procedures of the independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, and discusses with management the Company’s policies with respect to risk assessment and risk management.

The Compensation Committee

The Compensation Committee consists of Mr. Bershad, Mr. Fortino and Mr. Lamel, with Mr. Bershad serving as Chairman. All members of the Compensation Committee meet the membership requirements of Nasdaq, and each member of the Compensation Committee is independent under the listing standards of Nasdaq regarding compensation committee membership.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans and determining executive compensation. Specifically, the Compensation Committee reviews and approves the compensation and benefits of our Chief Executive Officer and our other officers, oversees the performance evaluation of our Chief Executive Officer and other named executive officers, and reviews and approves our Senior Management Incentive Plan (including grants of equity compensation and annual cash incentive compensation for our officers and certain other key employees).

The Compensation Committee has the authority under its charter to directly retain and cause the Company to pay reasonable compensation for compensation consultants, legal counsel and other advisors as it deems necessary or appropriate. In 2017, the Compensation Committee retained Pearl Meyer, as its independent compensation consultant to assist the Compensation Committee with its responsibilities related to our executive compensation programs.

For a discussion of the Compensation Committee’s processes and procedures for considering and determining compensation for our officers, please see the “Compensation Discussion and Analysis” section.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “NCG Committee”) consists of Mr. Fortino, Mr. Bershad, and Mr. Secor, with Mr. Fortino serving as Chairman. All members of the NCG Committee meet the membership requirements of Nasdaq.

The NCG Committee is responsible for: (a) identifying individuals qualified to become Board members and recommending such individuals to the Board as director nominees; (b) developing and recommending to the Board a set of corporate governance principles applicable to the Company; (c) reviewing the qualifications of directors eligible to become members of the different committees of the Board and recommending to the Board director nominees for each committee; (d) overseeing periodic performance reviews of the Board; and (e) evaluating and making recommendations to our Board regarding director compensation.

During its review of the composition of the Board, the NCG Committee considered that an important aspect of the Company’s strategy is to increase the Company’s medical sales as a percentage of its total revenue. The committee also considered that the Company has made several recent acquisitions of medical-related companies, including WOM. During 2017, Brian D. King was elected to the Board replacing a retiring director. Mr. King brings extensive sales and marketing experience in the medical technology market. With the acquisition of WOM, sales to the medical market now exceed 50% of the Company’s total revenues. As a result, the NCG Committee concluded that the Board should be expanded and another director with significant experience in the medical technology industry should be added to the Board. The NCG Committee determined that as a result of his highly relevant medical technology experience, Lonny J. Carpenter was the candidate who could provide the greatest contribution to the Board in light of its current needs.

Selection and Evaluation of Director Candidates

In searching for qualified director candidates for election to the Board and to fill vacancies on the Board, the NCG Committee solicits current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates and to conduct due diligence on director candidates. In addition, the NCG Committee has retained an outside search firm to assist in the search for qualified candidates. Director nominee Lonny J. Carpenter was recommended to the NCG Committee by a third-party search firm. In the event there is or is expected to be a vacancy on the Board, the NCG Committee will consider suggestions from shareholders for nominees for election as directors and evaluate such suggested nominees on the same terms as candidates identified by directors, officers, outside advisors or search firms selected by the NCG Committee.

The criteria that the NCG Committee has established for selecting members of the Board are contained in the Corporate Governance Guidelines, which are available on the Company’s website at http://investors.novanta.com, in the Investor Relations section, under the Corporate Governance tab. The criteria include a consideration of the candidate’s independence, demonstrated ethical standards, experience at the policy-making level, ability to work constructively with the other directors and Chief Executive Officer, capacity to evaluate strategy and reach sound conclusions, motivation and time to devote themselves to Company matters and ability to take into account and balance the legitimate needs of all shareholders and other stakeholders in reaching decision. The Board and NCG Committee are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new future Board nominees are chosen.

Once potential candidates are identified, the NCG Committee reviews the backgrounds of those candidates, conducts interviews of candidates and establishes a list of final candidates. To the extent practicable, final candidates are then interviewed by each member of the NCG Committee, the Chairman of the Board and the Chief Executive Officer. Reasonable efforts are made to have all remaining directors interview final candidates.

The NCG Committee and the Board have not established a formal policy with regard to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) the limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by directors, officers, outside advisors or search firms in the event there is or is expected to be a vacancy on the Board.

Any shareholder who intends to recommend a candidate to the NCG Committee for nomination as a director should deliver written notice to the Company with the following information: (a) the suggested candidate’s biographical data (including business experience, service on other boards, and academic credentials), (b) all transactions and relationships, if any, between the recommending shareholder or such candidate, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the recommending shareholder and the candidate and any other transactions or relationships of which the Board should be aware in order to evaluate such candidate’s potential independence as a director, (c) details of whether the candidate or the recommending shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation, and (d) whether the candidate or any company for which the candidate serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the candidate’s (a) consent to be nominated and named in the Company’s management proxy circular and, if elected, to serve as a director of the Company and (b) agreement to be interviewed by the NCG Committee and submit additional information if requested to do so. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCG Committee, in the event there is or is expected to be a vacancy on the Board, to complete its review in a timely fashion.

Under the Company’s Articles, a shareholder may propose a director candidate for inclusion in the Company’s notice of meeting if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the common shares of the Company entitled to vote at the shareholders’ meeting at which the nomination is to be presented. Any shareholder, as described in the preceding sentence, wishing to propose a director candidate for inclusion in the Company’s notice of meeting must provide notice to the Company by February 9, 2019 and include the information about such nominee as discussed above with respect to director candidates recommended by shareholders.

Communications with the Board

The Board has not established a formal process for shareholders to send communications to the Board and/or individual directors due to the limited number of such communications historically. However, the Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The names of all directors are available to shareholders in this management proxy circular and on the Company’s website. If the Company receives any shareholder communication intended for the full Board or any individual director, the Company will forward all such communications to the full Board or such individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate. Any shareholder communications should be sent to: Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, Attention: Stephen W. Bershad, Chairman of the Board.

Code of Ethics and Business Conduct

All of the Company’s directors, officers and employees must act in accordance with the Code of Ethics and Business Conduct, which has been adopted by the Company’s Board of Directors. A copy of the Code of Ethics and Business Conduct is available on the Company’s website at http://investors.novanta.com in the Investor Relations section, under the Corporate Governance tab, with the title Code of Business Conduct Download. The Company intends to satisfy the disclosure requirement under Nasdaq rules regarding waivers or under Item 5.05 of Form 8-K regarding disclosure of an amendment to, or waiver from, a provision of this Code of Ethics and Business Conduct with respect to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Company’s website discussed above, unless a Form 8-K is otherwise required by law or applicable listing rules.

Orientation and Continuing Education

The Company’s Corporate Governance Guidelines provide that directors are expected to participate in an orientation program within six months of the annual meeting at which new directors are elected or the date on which new directors are appointed. In addition, the Company may periodically make available to its directors continuing educational opportunities designed to assist them in performing their Board and committee functions.

Assessments

The NCG Committee is responsible for annually overseeing a review of the performance of the Board, and each of the NCG Committee, Audit Committee and Compensation Committee is responsible for annually reviewing such committee’s own performance. In January 2018, the NCG Committee adopted a self-evaluation questionnaire for the Board and each of the Board’s standing committees. Each director completed a questionnaire evaluating the performance of the Board as a whole and each committee on which such director served, and a summary of the results of these self-evaluations was discussed by the Board at its February 23, 2018 meeting.

Additional Governance Matters

The Board of Directors (acting on the recommendation of the Governance and Nominating Committee) has approved the Company's Corporate Governance Guidelines, which include, among other items (in addition to those items described elsewhere in this proxy):

•	The independent directors meet regularly in executive session without the presence of management;
•	The Compensation Committee is responsible for reviewing the Company's succession planning and senior management development and reports to the Board on the Company’s plans.

DIRECTOR COMPENSATION

In general, the Company uses a combination of cash and equity-based compensation to attract and retain candidates to serve on the Company’s Board of Directors. The Company does not compensate directors who are also employees for their service on the Board of Directors. Accordingly, during the year ended December 31, 2017, Mr. Glastra, who served as the Company’s Chief Executive Officer and as a Director on the Board, did not receive any compensation for his service on the Board of Directors. The Board of Director compensation is overseen by the Nominating and Corporate Governance Committee rather than the Compensation Committee, which focuses on employee compensation. The Nominating and Corporate Governance Committee periodically reviews its cash and equity-based compensation for non-employee directors and makes recommendations to the Board of Directors for any adjustments.

The Board of Directors approved the following compensation for non-employee directors:

•	Each non-employee member of the Board of Directors will receive an annual retainer in the amount of $125,000.
•	The Chairperson of the Audit Committee will receive an additional annual retainer in the amount of $15,000.
•

The Chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional annual retainer in the amount of $10,000 (unless such Chairperson is also serving as non-executive Chairperson of the Board of Directors).

•	The non-executive Chairperson of the Board of Directors will receive an additional annual retainer in the amount of $125,000.

Fifty percent of the foregoing non-employee director compensation is paid in the form of cash and the remaining fifty percent of such compensation is paid in the form of deferred stock units, which are convertible into shares of the Company’s common stock upon a holder’s termination of directorship with the Company.

As of the end of the Company’s fiscal year ended December 31, 2017, each director was also a party to an indemnification agreement with the Company. Such indemnification agreements generally provide, among other things, that each director shall be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director in connection with any proceeding by reason of his or her relationship with the Company. In addition, such indemnification agreements provide for the advancement of expenses incurred by such director in connection with any proceeding covered by such indemnification agreements, subject to the conditions set forth therein and to the extent such advancement is not prohibited by law.

Director Compensation Table

The following table sets forth information regarding the compensation earned during the fiscal year ended December 31, 2017 by the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Total ($)
Directors
Stephen W. Bershad	$125,000	$125,013	$250,013
Dennis J. Fortino	$67,500	$67,515	$135,015
Brian D. King	$40,240	$40,263	$80,503
Ira J. Lamel	$70,000	$70,014	$140,014
Dominic A. Romeo	$62,500	$62,517	$125,017
Thomas N. Secor	$62,500	$62,517	$125,017

(1)	All fees earned by the Company’s Board of Directors during the year ended December 31, 2017 were paid in full prior to December 31, 2017.
(2)

Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value (based on the closing price of the Company’s common stock on the last business day prior to the date of grant) of each director’s deferred stock unit award determined in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation-Stock Compensation”. The deferred stock units granted by the Company were fully vested on the grant date and the associated expense was recognized in full on the grant date in accordance with ASC 718.

(3)

All awards were granted at the closing price of the Company’s common stock on the Nasdaq Global Select Market on the last business day prior to the date of grant, except for the awards to Mr. King, which were based on the closing price of the date of grant. The amounts represent the aggregate grant date fair value associated with the respective annual deferred stock unit award granted to each director on January 1, 2017, except for Mr. King, which was granted on May 10, 2017. In accordance with the compensation arrangement with the Board of Directors, the number of deferred stock units granted on January 1, 2017 and May 10, 2017 were determined based on the closing price of the Company’s common stock of $21.00 and $30.90, respectively, per share as of the last business day prior to the date of grant and the date of grant, respectively.

(4)	The following table sets forth the aggregate outstanding deferred stock unit awards held by each director as of December 31, 2017:
Name	Deferred Stock Units(1) (#)
Stephen W. Bershad	96,362
Dennis J. Fortino	50,390
Brian D. King	1,303
Ira J. Lamel	53,965
Dominic A. Romeo	27,573
Thomas N. Secor	27,573
Total	257,166

(1)

Deferred stock units granted to the directors were fully vested on the date of grant and will convert into an equal number of shares of the Company’s common stock as of the date the respective director ceases his membership on the Board of Directors. The following table presents the number of deferred stock units granted to each director, separated by grant date:

Grant Date	Mr. Bershad	Mr. Fortino	Mr. King	Mr. Lamel	Mr. Romeo	Mr. Secor
September 2, 2010	23,149	11,575	—	12,963	—	—
February 15, 2011	11,815	5,908	—	6,617	—	—
January 1, 2012	12,219	6,110	—	6,843	—	—
July 2, 2012	—	239	—	—	2,982	2,982
January 1, 2013	14,435	7,795	—	8,084	7,218	7,218
January 1, 2014	11,121	6,006	—	6,228	5,561	5,561
January 1, 2015	8,492	4,586	—	4,756	4,246	4,246
January 1, 2016	9,178	4,956	—	5,140	4,589	4,589
January 1, 2017	5,953	3,215	—	3,334	2,977	2,977
May 10, 2017	—	—	1,303	—	—	—
Total	96,362	50,390	1,303	53,965	27,573	27,573

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following discussion and analysis details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of the Compensation Committee of the Board of Directors of Novanta Inc. and the executive staff in setting executive compensation. In this section, the terms, “we”, “our”, and “us” refer to the Company, and the “Board” and “Board of Directors” refer to the Board of Directors of Novanta Inc., unless otherwise specified.

The following table shows our named executive officers for fiscal year 2017:

Executive	Title	Officer Since
Matthijs Glastra	Chief Executive Officer	2012
Robert J. Buckley	Chief Financial Officer	2011
Brian S. Young	Chief Human Resources Officer	2016

EXECUTIVE SUMMARY

2017 Business and Compensation Highlights

Fiscal year 2017 was a solid year from a strategic execution and financial performance perspective. Strategically, the Company:

•	Acquired WOM, a Berlin, Germany-based provider of medical insufflators, pumps and related disposables for OEMs in the minimally invasive surgical market, for a total purchase price of $134.9 million;
•

Acquired an additional approximately 35% of the outstanding shares of Laser Quantum, a Manchester, United Kingdom-based provider of solid state continuous wave lasers, femtosecond lasers, and optical light engines to OEMs in the medical market, for a total purchase price of $31.1 million. As a result of the acquisition of these additional shares, the Company’s equity ownership percentage increased from approximately 41% to approximately 76%.

•

Acquired ThingMagic, a Woburn, Massachusetts-based provider of ultra high frequency radio frequency identification (“RFID”) modules and finished RFID readers to OEMs in the medical and advanced industrial markets, for a total purchase price of $19.1 million.

•

Entered into an amendment (the “Third Amendment”) to the second amended and restated credit agreement, dated as of May 19, 2016. The Third Amendment increased the revolving credit facility commitment under the Second Amended and Restated Credit Agreement by $100 million, from $225 million to $325 million, and reset the uncommitted accordion feature to $125 million for potential future expansion. Additionally, the Third Amendment increased the term loan balance from $65.6 million to $90.6 million.

Financially, we achieved many of the goals set forth by management and the Board at the outset of the year and made significant progress toward our long-term goals, including the following accomplishments:

•	For the full year of 2017, the Company generated revenue of $521.3 million, an increase of 35.5% from $384.8 million for the full year of 2016; and
•	For the full year of 2017, operating income from continuing operations was $57.2 million, compared to $32.6 million for the full year of 2016.

Our executive compensation program results for fiscal year 2017 reflected this strategic and financial progress. The cash component of our Senior Management Incentive Plan (“SMIP”) for executives paid out above target for fiscal year 2017 based on the following:

•

For the first half of fiscal year 2017, the Company’s adjusted EBITDA was 119% of target and its Organic Revenue Growth was 8.8%, resulting in a payout of 200% of the first-half target bonus amount; and

•	For the second half of fiscal year 2017, the Company’s adjusted EBITDA was 115% of target and its Organic Revenue Growth was 8.2%, resulting in a payout of 200% of the second-half target bonus amount.

Finally, we sought to maintain the strong governance of our executive compensation program. In particular, during fiscal year 2017, the Compensation Committee:

•	Convened five times;
•	Reviewed the performance of our Chief Executive Officer (the “CEO”);
•	Reviewed the performance of the other named executive officers; and
•	Considered the results of our fiscal year 2016 say-on-pay voting results.

2018 Compensation Plan Changes

In 2018, the Compensation Committee made further modifications to our executive compensation program, including:

•	Increasing the mix of performance stock units as a percentage of long-term incentive compensation from 50% to 70%;
•	Adding net working capital objectives to cash bonus incentive awards; and
•	Changing the cash bonus payout from semi-annual payments to annual payments.

We feel that our executive compensation programs continue to provide a strong link between pay and performance, provide appropriate incentives and provide a fair and balanced total compensation opportunity to the executives. Our shareholders agree, as evidenced by the approval of our executive compensation by approximately 95% of the votes cast with respect to our 2017 say-on-pay proposal.

COMPENSATION PHILOSOPHY

The Company is a global supplier of core technology solutions that give healthcare and advanced industrial OEMs a competitive advantage. The Company operates in an ever-evolving and fast-paced environment, and is moving aggressively to position itself in leading high growth medical and advanced industrial markets. Our ability to compete in this environment depends, to a large extent, on our success in identifying, recruiting, developing and retaining management talent.

In support of our goals, we have designed an executive compensation program that is robust, highly performance-driven, and intended to generate both long-term sustainable shareholder value and near-term focus on financial performance, operational excellence, quality and innovation. The program is based on the following principles:

•

Competitive compensation.    The compensation program is intended to attract and retain executive talent with the capability to lead within a global company, while remaining affordable for the Company, including with respect to its impact on earnings and cash flow, avoiding the promotion of inappropriate or excessive risk-taking and maintaining flexibility to respond to the changing needs of the business.

•

Pay-for-performance.    The Compensation Committee reviews the overall design of our executive compensation program on an annual basis to ensure that our executive compensation is aligned with both annual and long-term performance goals of the Company. In 2017, the Company adopted changes to the long-term compensation provided to our named executive officers to further reinforce our compensation philosophy. These changes include granting 50% of the long-term incentive compensation in the form of performance stock units.

•

Compensation mix with a larger percentage of “at-risk” compensation.    Through the adoption of a compensation structure offering both cash-based and equity-based incentives, the Compensation Committee has increased the percentage of “at-risk” compensation for named executive officers. The Compensation Committee may also consider further increasing the emphasis on “at-risk” elements of compensation in the future by reducing or maintaining base salaries and increasing short-term and/or long-term incentive potentials. This compensation mix is intended to support the following compensation objectives:

o	Emphasis on variable pay to align executive compensation with the achievement of results that drive the Company’s business strategy; and
o

Utilization of equity-based incentive plans to tie a significant portion of compensation to the Company’s long-term results, to align the executive’s financial interests with those of our shareholders and to facilitate an ownership culture among executives.

•	Prudent corporate governance. We are committed to maintaining a prudent corporate governance model and to continually improving our compensation practices and policies. Key practices include:
o	Annual evaluation of compensation: The Compensation Committee reviews the compensation philosophy of the Company on an annual basis;
o

Compensation risk assessment: The Compensation Committee monitors the design and implementation of our compensation programs to ensure they include appropriate elements to motivate employees to take a long-term view of the business and do not encourage unnecessary risk taking;

o	Maximum payout limits for performance-based compensation: The Company implemented a cap on cash incentive compensation and performance-based equity incentive compensation at 200% of target;
o	Compensation Committee independence: The Compensation Committee is composed entirely of independent, non-employee directors who satisfy applicable independence requirements;
o

Compensation advisor independence: The Board directly engaged an independent outside compensation consultant, Pearl Meyer, to perform market-based analyses of competitive pay levels and practices for key positions within the Company;

o

Anti-hedging rules: Our Securities Trading Policy prohibits our employees from engaging in “short” sales of our stock and from trading in any form of derivative security or instrument linked to our stock, or otherwise engaging in any hedging transactions;

o	Shareholder vote to approve executive compensation on an advisory basis: The Board has adopted annual frequency for holding shareholder advisory votes on our executive compensation program;
o	Elimination of Section 280G gross-up payments: The Compensation Committee eliminated Internal Revenue Code (the “Code”) Section 280G gross-up payments in employment agreements with executive officers;
o

Clawback policy: In 2017, the committee added a recoupment policy to our executive officers’ performance-based compensation, applicable to awards paid to executive officers for performance periods beginning on or after December 30, 2016;

o

Double-trigger change-in-control equity vesting: Employment agreements entered into with individuals hired or promoted to officer positions provide that their equity awards will vest following a change in control only if a qualifying termination of employment event occurs within a specified period of time following the change in control; and

o

Executive officers stock ownership guidelines: Currently, each of our executive officers is expected to own shares of our common stock representing a significant aggregate fair market value. In order to further align their interests with those of shareholders and encourage a long-term view of performance, the Compensation Committee has endorsed formal stock ownership guidelines for our executives.

o

Director deferred stock units: Fifty percent of non-employee director compensation is paid in the form of deferred stock units, which are only convertible into the Company’s common stock as of the date the respective director terminates his membership on the Board of Directors.

The following graphs depict the average target pay mix of base salary, short-term cash bonus incentives and long-term equity-based incentives for our Chief Executive Officer and for our other named executive officers.

(1)	Based on annual base salary, annual target cash bonus and annual equity grant (based on grant-date fair value) as stated in the 2017 compensation package for our Chief Executive Officer.
(2)

Based on annual base salary, annual target cash bonus and annual equity grant (based on grant-date fair value) in the 2017 compensation packages for our Chief Financial Officer and Chief Human Resources Officer.

Highlights of Our 2017 Executive Compensation Program

During 2017, we continued to implement compensation practices and arrangements that reinforce our compensation philosophy. A summary of such compensation practices are set forth below:

•

Continuation of the SMIP, a pay-for-performance compensation structure for senior executives, which seeks to balance the percentage of compensation provided in the forms of base salary, cash bonus incentive awards and long-term equity-based awards. The SMIP provides a competitive market-based compensation structure with direct alignment to shareholder interests that enables the Company to attract and retain key management talent.

•

Equity incentive awards were granted pursuant to the SMIP to align executive compensation with the long-term goal of enhancing shareholder value and to promote executive retention with the Company by granting annual equity awards that vest over three to four years. In 2017, the Company’s equity incentive award structure included (a) performance stock units that cliff vest following the end of the applicable three-year performance period based on achievement of three-year cumulative earnings per share targets and relative shareholder returns as compared with Russell 2000 Index, and (b) time-based vesting restricted stock units that vest ratably over four years, subject to continued employment. The Company believes granting performance stock units further reinforces the performance emphasis within our compensation philosophy with regards to named executive officers. Named executive officers are encouraged to retain the shares granted to them to further drive long-term value creation and interests that align with those of the shareholders.

•

The cash bonus incentive awards pursuant to the SMIP are determined based on performance metrics, based on the Board’s belief that the Company’s growth and future success are dependent upon the achievement of financial results. For our named executive officers, the metrics include Company adjusted EBITDA and Organic Revenue Growth. The Company currently defines Company adjusted EBITDA as operating income from continuing operations before deducting depreciation, amortization, non-cash stock-based compensation, restructuring, acquisition and divestiture related costs, and other income or expenses not considered as part of our normal operating activities. The Company currently defines Organic Revenue Growth as revenue growth excluding the impact from business acquisitions, divestitures, product line discontinuation, and the effect of foreign currency translation. The respective adjusted EBITDA and Organic Revenue Growth target levels of performance are correlated with the Company’s annual sales and income growth objectives. See the “Executive Compensation Program Elements” section below for additional information about the performance metrics applicable to the 2017 cash bonus incentive awards.

In addition to the compensation practices described above, the Company has agreed to certain compensation terms and conditions that are set forth in employment agreements with the named executive officers. For a full description of the Company’s executive compensation program, please also see “Executive Compensation Program Elements.” For a description of the employment agreements, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments upon Termination or Change of Control”.

THE EXECUTIVE COMPENSATION DECISION MAKING PROCESS

Compensation Committee Members and Independence

The Compensation Committee is comprised of Messrs. Bershad, Fortino and Lamel. None of the current members were, at any time, officers or employees of the Company or its subsidiaries and the Board has determined that each member of the Compensation Committee is an independent director under the applicable rules of Nasdaq.

Role of the Compensation Committee, Management and Outside Advisors

The Compensation Committee is responsible for designing, implementing and evaluating the Company’s executive compensation plans and policies. Among its responsibilities, the Compensation Committee:

•	Reviews the Compensation Committee Charter annually and amends it as appropriate;
•	Establishes our compensation philosophy and the framework for determining the compensation of our named executive officers;
•	Reviews, evaluates and approves base salaries, cash-based incentives, long-term equity-based incentives and all other forms of compensation for these individuals;
•	Evaluates the performance of the CEO and receives performance evaluations of the other named executives as reported by the CEO, which will impact the following year’s compensation decisions;
•	Reviews and approves the performance objectives, including the target financial objectives for the cash-based incentives, applicable to each of the named executive officers; and
•	Certifies performance at the end of each year and approves annual cash bonus payouts.

In performing the responsibilities above, the Compensation Committee receives advice and input, as applicable, from the Board of Directors, the CEO, members of management, outside consultants, human resources representatives and the Company’s outside legal counsel on compensation issues and regarding general compensation policies, including the appropriate level and mix of the compensation for executive officers.

The Compensation Committee meets in executive session and, where appropriate, with members of management, including the CEO and Chief Human Resources Officer, outside consultants, and the Company’s outside legal counsel. Although the CEO is generally present during the non-executive sessions of the Compensation Committee meetings and provides input to the Compensation Committee with regard to his direct reports, the Compensation Committee makes all decisions with regard to CEO compensation in executive sessions and the CEO has no vote in the actual approval of compensation for any named executive officer.

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee, to the extent consistent with the Company’s Articles of Association, Bylaws, Corporate Governance Guidelines, applicable law and Nasdaq rules, except that it may not delegate its responsibilities for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code, by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Executive Compensation and Comparable Company Data

Generally, the Compensation Committee reviews each named executive officer’s total compensation each year and, in connection therewith, considers market data for similar positions at other public companies and other relevant sources. The Compensation Committee may retain the services of advisors and it has the budgetary authority to hire such advisors as it deems necessary for its compensation review. In 2017, the Compensation Committee worked directly with Pearl Meyer, which helps the Compensation Committee assess whether the total compensation paid to the named executive officers is fair, reasonable and competitive. The Company has assessed the independence of Pearl Meyer and its representatives and has determined that no conflicts of interest exist. In order to avoid any conflict of interest, Pearl Meyer did not provide other consulting services to the Company during 2017.

Generally, the types of compensation and benefits provided to the named executive officers are intended to be similar to those provided to executive officers at other public companies. While the Compensation Committee does not believe it is appropriate to set executive compensation levels based exclusively on compensation surveys and comparable company data, the Compensation

Committee uses publicly available surveys and comparable company data as tools for internally assessing whether the Company’s executive compensation program is, in the aggregate, reasonable in scope, market-competitive, and consistent from year to year.

In early 2017, Pearl Meyer was asked to develop a compensation report that identifies market-based compensation structures, pay practices and rates of compensation for targeted positions at the Company as compared to the Company’s peer group. The peer group is selected based on relevant factors, including industry, fiscal year or trailing twelve-month revenue, market capitalization, total shareholder return and EBITDA. The peer group used in this compensation report prepared by Pearl Meyer in February 2017, which was used in establishing the 2017 compensation of our named executive officers, was comprised of the following companies:

•Analogic Corporation	•CTS Corporation
•AngioDynamics, Inc	•FARO Technologies Inc.
•Brooks Automation, Inc.	•II-VI Inc.
•Cognex Corporation	•IPG Photonics Corporation
•Coherent Inc.	•Masimo Corporation
•CONMED Corporation	•Merit Medical Systems, Inc.
•CryoLife, Inc.	•MTS Systems Corporation
•Cynosure, Inc.	•NN Inc

Pearl Meyer also provided compensation data from market survey data published by third parties regarding companies outside of our peer group, for use as a general indicator of relevant market conditions and pay practices and as a broader reference point.

Outside of survey and peer group information, other important factors that drive compensation decisions include individual qualifications and expertise, responsibilities, particular industry and market conditions of a business segment, complexity of position and specific market factors in the locations in which our named executive officers are employed. The Compensation Committee also considers the performance of the Company’s named executive officers, the individual’s historical compensation and any retention concerns, and the CEO’s recommendations (in the case of named executive officers other than the CEO) before determining the compensation arrangement for each of them.

Shareholder Say-On-Pay Vote

At our 2017 annual meeting of shareholders, the Company provided our shareholders with the opportunity to cast an annual advisory vote to approve the Company’s executive compensation. Approximately 95% of the votes cast on the “2017 say-on-pay vote” were voted in favor of the proposal. We have considered the 2017 say-on-pay vote and we believe that the overwhelming support of our shareholders for 2017 say-on-pay vote indicates that our shareholders are generally supportive of our approach to executive compensation. The Company considered the outcome of the say-on-pay votes when making compensation decisions regarding its named executive officers for 2018, and plans to continue to consider input from shareholders in future years. The following chart presents the voting results for the say-on-pay for the last three years:

Executive Compensation Program Elements

Executive compensation at the Company includes base salary, short-term cash bonus incentives, long-term equity-based incentives, employee benefits and, in certain situations, severance and other compensation. These elements (and the amounts of compensation and benefits thereunder) were selected because the Compensation Committee believes they are necessary to help us attract and retain executive talent which is fundamental to our success. The elements of compensation may vary among executives based on the Compensation Committee’s determination as to what is appropriate under the policies set forth above. Below is a summary of the current executive compensation programs as they relate to our named executive officers.

Base Salary

Base salary levels for the named executive officers are generally determined based on the Compensation Committee’s evaluation of the named executive officer’s position, experience, qualifications, prior employment (including historical compensation), current and individual performance, industry knowledge, quality of leadership, scope of responsibilities (including potential growth in responsibilities), internal pay equity, tax deductibility, cost of living, and competitive external market data (which includes peer group information as described above). No specific weighting is applied to the factors. Generally, the Compensation Committee refers to the median of the relevant competitive market for the position as part of the base salary evaluation, but any individual named executive officer may have a base salary above or below the median of the market. The Compensation Committee’s philosophy is that base salaries are the minimum payment for satisfactory performance and should meet the objective of attracting and retaining the executive talent needed to run a complex business.

The annual base salaries for each of our named executive officers, effective on and after April 3, 2016 and April 2, 2017, respectively, are listed below:

	2016	2017
Mr. Glastra	$500,000	$515,001
Mr. Buckley	$393,937	$407,724
Mr. Young	$256,800	$272,208

Cash Bonus Incentives

In 2017, the SMIP included cash bonus incentives that were designed to motivate and reward the Company’s key management team members for driving short-term performance within their respective organizations and across the Company. The cash bonus incentives pursuant to the SMIP are earned semi-annually based on achievement against adjusted EBITDA and Organic Revenue Growth targets (the “Financial Objectives”). The weighting of the Financial Objectives for the named executive officers is 80% of cash bonus incentive based on adjusted EBITDA and 20% based on Organic Revenue Growth. For purposes of payment of cash bonus incentives, adjusted EBITDA is defined as operating income from continuing operations before deducting depreciation, amortization, non-cash stock-based compensation, restructuring, acquisition and divestiture related costs, and other income or expense not considered part of our normal operating activities. Organic Revenue Growth is defined as revenue growth excluding the impact from business acquisitions, divestitures, product line discontinuation, and the effect of foreign currency translation. The target level of the Financial Objectives (provided below) is correlated with the Company’s annual growth objectives. Although the target financial metrics for cash bonus incentives are intended to be achievable, a maximum bonus payout would require very high levels of performance. Actual performance against the Financial Objectives must be within an established range of the target to result in any payout for the respective Financial Objectives, as described in more detail below.

Each of our named executive officers has an established bonus incentive target, which is based on a percentage of current annual base salary. Pursuant to the SMIP, the target bonus would be payable upon 100% achievement of each of the applicable Financial Objectives. The table below summarizes the cash bonus incentive for each named executive officer under the SMIP, including the annual target as a percentage of base salary and the annual bonus target in dollars.

	Cash Bonus Incentive Annual Target (% of base salary)	Cash Bonus Incentive Annual Target ($)	Cash Bonus Incentive Minimum Payout ($)	Cash Bonus Incentive Maximum Payout ($)
Mr. Glastra	100%	$515,001	—	$1,030,002
Mr. Buckley	75%	$305,793	—	$611,586
Mr. Young	50%	$136,104	—	$272,208

•	The following chart shows the weightings of each of the performance metrics under the SMIP for the named executive officers.
	First-half Financial Objectives			Second-half Financial Objectives
	Adjusted EBITDA Objective	Organic Revenue Growth Objective	Total First-half Financial Objectives	Adjusted EBITDA Objective	Organic Revenue Growth Objective	Total Second-half Financial Objectives
Participants	40%	10%	50%	40%	10%	50%

•

The cash bonus incentives are eligible to be earned in six-month cycles, subject to availability of consolidated financial statements for the respective six-month cycle. Payouts for all named executive officers are calculated for each cycle as the achievement against the respective Financial Objectives multiplied by the target bonus percentages and the base salary for the applicable period for each participant. The target payout date for the first-half payout is around August 15 of the then-current year and the target payout date for the second-half is around March 1 of the following year.

•

Amounts earned based on the Financial Objectives will vary depending upon the level of achievement of the assigned Financial Objectives, and are calculated using payout curves. The threshold, target and maximum payouts pursuant to the respective Financial Objectives are presented below:

First Half of 2017	Performance against Adjusted EBITDA Target	Payout for Respective Financial Objectives
Threshold	less than 85% of performance target ($31.2 million)	0% of target payout
Target	100% of performance target ($36.7 million)	100% of target payout
Maximum	115% or more of performance target ($42.3 million)	200% of target payout

First Half of 2017	Performance against Organic Revenue Growth Target	Payout for Respective Financial Objectives
Threshold	less than 2.0% Organic Revenue Growth	0% of target payout
Target	3.9% Organic Revenue Growth	100% of target payout
Maximum	5.9% or more Organic Revenue Growth	200% of target payout

Second Half of 2017	Performance against Adjusted EBITDA Target	Payout for Respective Financial Objectives
Threshold	less than 85% of performance target ($38.7 million)	0% of target payout
Target	100% of performance target ($45.6 million)	100% of target payout
Maximum	115% or more of performance target ($52.4 million)	200% of target payout

Second Half of 2017	Performance against Organic Revenue Growth Target	Payout for Respective Financial Objectives
Threshold	less than 2.1% Organic Revenue Growth	0% of target payout
Target	4.1% Organic Revenue Growth	100% of target payout
Maximum	6.2% or more Organic Revenue Growth	200% of target payout

The table below presents the actual cash bonus incentives earned in 2017 under the SMIP for each of the named executive officers:

	First-half	Second-half
	Financial Objectives	Financial Objectives	Total
Mr. Glastra (1)	$515,001	$515,001	$1,030,002
Mr. Buckley (1)	$305,793	$305,793	$611,586
Mr. Young (1)	$136,104	$136,104	$272,208

(1)

Cash bonus incentive earned for the first half year was determined based on achievement of 119% of adjusted EBITDA target and Organic Revenue Growth of 8.8%, resulting in a payout of 200% of the target. Cash bonus incentive earned for the second half year was determined based on achievement of 115% of adjusted EBITDA target and Organic Revenue Growth of 8.2%, resulting in a payout of 200% of the target.

Equity-Based Compensation

The Company uses equity-based compensation to align executive compensation with long-term goals that enhance shareholder value and to promote executive retention with the Company by extending vesting periods over several years. Accordingly, the Company makes equity-based compensation a significant portion of compensation for the named executive officers, as demonstrated by the grants made to the named executive officers in 2017 under the SMIP.

Our annual grants of equity-based compensation are currently in the form of: (a) service-based restricted stock units that generally vest in one-fourth increments over four years, subject to continued employment, and (b) performance stock units that cliff vest following the end of the applicable three-year performance period, subject to continued employment through the date of vesting and achievement of the applicable performance targets, with accelerated vesting under specific circumstances, The employment agreements for Mr. Glastra and Mr. Buckley mandate the minimum values of their annual equity grants.

The following table presents the equity grants awarded to the Company’s named executive officers in 2017:

	Performance Stock Unit Awards (1)
	Threshold (#)	Target (#)	Maximum (#)	Restricted Stock Unit Awards (#) (2)	Grant Date Fair Value of Stock Awards
Mr. Glastra	9,774	39,095	78,190	39,095	$2,076,144
Mr. Buckley	3,601	14,404	28,808	14,403	$764,900
Mr. Young	1,672	6,688	13,376	6,687	$355,142

(1)

The 2017 performance stock units are scheduled to vest following the end of the applicable three-year performance period, which is defined as the period from January 1, 2017 through December 31, 2019, subject to continued employment through the date of vesting and achievement of the applicable performance targets. Fifty percent (50%) of the performance-based awards shall vest based on the relative performance of, or the “spread” between, the total shareholder return (“TSR”) on the Company’s common stock as compared to the total shareholder return on Russell 2000 Index (“Index TSR”) measured at the end of a three-year performance period from January 1, 2017 through December 31, 2019. These performance-based awards are also referred to as TSR performance-based restricted stock units (“TSR-PSUs”). The remaining fifty percent (50%) of the performance-based awards shall vest based on the actual cumulative adjusted diluted earnings per share (“Adjusted EPS”) of the Company over the three-year performance period from January 1, 2017 through December 31, 2019 as compared to the performance target. These performance-based awards are also referred to as Adjusted EPS performance-based restricted stock units (“EPS-PSUs). Adjusted EPS is defined by the Company as diluted earnings per share as determined in accordance with accounting principles generally accepted in the United States (“GAAP”), adjusted to exclude the effects of: (1) redeemable noncontrolling interest redemption value adjustments, (2) amortization of intangible assets, (3) restructuring, divestiture and other costs, (4) acquisition related costs, (5) acquisition fair value adjustments, (6) gain on acquisition of business and (7) the tax effect of the foregoing non-GAAP adjustments and other non-GAAP tax adjustments. The vesting of the TSR-PSUs will be between 0% and 200% of the shares awarded and measured as the target number of shares multiplied by two times the spread between the net change in the average closing stock prices of Novanta common stock over the twenty-day period immediately preceding December 31, 2017 and December 31, 2019, respectively, and the net change in the Index TSR for the same respective periods, with linear interpolation between the threshold and the target and between the target and the maximum, provided that, in the event the total shareholder return is less than zero, the number of shares upon vesting will not exceed 100%. The vesting of the EPS-PSUs will be between 0% and 200% of the shares awarded and measured as the target number of shares multiplied by the relative achievement of the Company’s three-year cumulative Adjusted EPS as compared to the target cumulative Adjusted EPS. A threshold payout with respect to EPS-PSUs results in the issuance of a number of shares equal to 50% of the number of EPS-PSUs and is based on achieving a cumulative Adjusted EPS of $3.84 for the three-year performance period ending December 31, 2019; a target payout with respect to EPS-PSUs results in the issuance of a number of shares equal to 100% of the number of EPS-PSUs and is based on achieving a cumulative Adjusted EPS of $4.22 for the three-year performance period ending December 31, 2019; and a maximum payout with respect to EPS-PSUs results in the issuance of a number of shares equal to 200% of the number of EPS-PSUs and is based on achieving a cumulative Adjusted EPS of $5.07 for the three-year performance period ending December 31, 2019. The charts below illustrates the payout curves for the TSR-PSUs and EPS-PSUs, respectively.

(2)

Our annual grants of restricted stock units vest one-fourth annually on each of the first, second, third and fourth anniversaries of the date of grant and are subject to accelerated vesting in certain situations as described more fully in the “Potential Payments upon Termination or Change of Control” section below.

(3)

The valuation for the TSR-PSU awards is based on the Monte Carlo valuation model based on the relative historical performance of the Company’s common stock and the Russell 2000 Index as of December 31, 2016. The valuation for the EPS-PSU awards is based on the stock price of the Company on the date of grant.

Employee Benefits and Other Compensation

In addition to the elements of compensation discussed above, the Company offers the named executive officers contributions towards health, dental, and disability insurance premiums consistent with the Company’s contribution levels offered to all other employees of the Company. The Company does not offer a deferred compensation program, nor does it offer retirement benefits other than a 401(k) defined contribution plan. This plan provides for Company matching contributions of 100% of the first three percent of compensation and 50% of the next two percent of compensation up to the maximum amount allowed under the Code.

The Company provides life insurance benefits for the named executive officers in excess of those available to all other employees after considering the market data for similar positions of other public companies. The life insurance benefits are provided to assist their retention and to comply with the term of Mr. Buckley’s employment agreement that stipulate that the Company will provide life insurance benefits in the face amount equal to no less than 400% of his respective annual base salary. The cost of such life insurance benefits for Messrs. Glastra, Buckley and Young in 2017 equaled $2,333, $1,951 and $1,745, respectively.

Severance and Change of Control Benefits

The Company has certain obligations to its named executive officers in specified circumstances, including termination of employment or a change of control of Novanta Inc., pursuant to the terms of individualized employment agreements. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the employment agreements and “Potential Payments upon Termination or Change of Control” for a description of the severance and change in control obligations in such agreements.

Tax and Accounting Implications

In 2017, the Company’s compensation programs were affected by each of the following:

•

Accounting for Stock-Based Compensation: The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standards Codification (“ASC”) 718, “Stock Compensation.” The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

•

Section 162(m) of the Code: Section 162(m) of the Code, as in effect for fiscal year 2017, generally limited, for U.S. corporate income tax purposes, the deductibility of compensation for a public company’s chief executive officer and its three other most highly compensated officers (other than the chief financial officer) unless the compensation is less than $1 million during the fiscal year or is considered “performance-based” under Section 162(m). It is anticipated that tax changes resulting from the Tax Cuts and Jobs Act signed into law on December 22, 2017 (the “Tax Reform”) may impact future pay practices, as executive compensation paid to certain executive officers (including our Chief Financial Officer) exceeding $1 million in any tax year beginning after December 31, 2017 is generally no longer deductible under Section 162(m). Pursuant to the Tax Reform, the exception for “performance-based” compensation described above has been repealed, effective for tax years beginning after December 31, 2017 and, therefore, compensation previously intended to be “performance-based” may not be deductible unless it qualifies for limited transition relief applicable to certain remuneration payable pursuant to a written binding contract which was in effect on November 2, 2017. Due to uncertainties in the applications of Section 162(m) and the Tax Reform, there is no guarantee that deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS and our ability to deduct compensation under Section 162(m) may be restricted. Furthermore, although we believe that deductibility of executive compensation is an important consideration, the Compensation Committee in its judgement may, nevertheless, authorize compensation payments that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis”, and based on such review and discussions, has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this management proxy circular.

Mr. Stephen W. Bershad (Chairperson)

Mr. Dennis J. Fortino

Mr. Ira J. Lamel

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation earned by each of the Company’s named executive officers during the fiscal years ended December 31, 2017, 2016 and 2015. For the year ended December 31, 2017, the Company’s named executive officers consisted of: (i) the individual who served as the Chief Executive Officer during the year ended December 31, 2017 (Matthijs Glastra), (ii) the individual who served as the Chief Financial Officer during the year ended December 31, 2017 (Robert J. Buckley), and (iii) one additional individual who served as Chief Human Resources Officer during the year ended December 31, 2017 (Brian S. Young), (the individuals described in (i) through (iii) above, collectively, the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Matthijs Glastra	2017	511,254	—	2,076,144		—	1,030,002	12,099	3,629,499
Chief Executive Officer	2016	456,962	125,000	1,675,304	(6)	213,665	284,768	211,921	2,967,620
	2015	410,955	—	412,973		—	287,755	7,666	1,119,349

Robert J. Buckley	2017	404,279	—	764,900		—	611,586	11,168	1,791,933
Chief Financial Officer	2016	392,089	—	1,687,187	(6)	219,555	302,839	10,208	2,611,878
	2015	378,762	—	570,925		—	306,015	10,143	1,265,845

Brian Young	2017	268,358	—	355,142		—	272,208	8,985	904,693
Chief Human Resources Officer(7)	2016	253,526	—	630,210	(6)	81,105	131,610	7,682	1,104,133

(1)

The Compensation Committee awarded Mr. Glastra special one-time bonus of $125,000 in respect of the successful and seamless transition of the Chief Executive Officer’s responsibilities from Mr. Roush and the strong performance of the Company’s operating results as well as the appreciation in the Company’s stock price following the transition in 2016.

(2)

Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value of these awards determined in accordance with ASC 718 (disregarding any reduction in such value due to any estimate of forfeitures related to service-based vesting conditions). Under ASC 718, compensation expense with respect to stock awards is generally recognized in the consolidated financial statements over the vesting periods applicable to the awards.

(3)

Amounts represent the aggregate grant date fair value of stock options that were granted as computed in accordance with ASC 718 utilizing the assumptions discussed in Note 12 to our Consolidated Financial statements for the fiscal year ended December 31, 2017.

(4)

Amounts shown consist of awards earned during the period based on performance under the applicable annual cash bonus incentive plan. Amounts shown in 2017, 2016 and 2015 relate to the SMIP, which is applicable to each of the NEOs. Amounts shown for each year include cash bonus earned under the SMIP plan as of the end of the year but paid in the subsequent year.

(5)	Amounts in 2017 include the following:
	Mr. Glastra ($)	Mr. Buckley ($)	Mr. Young ($)
Defined Contribution Plan Company Match	$9,133	$9,135	$7,240
Group Term Life Insurance	2,333	1,411	1,745
Supplemental Personal Disability	633	82	-
Supplemental Life Insurance	-	540	-
Total	$12,099	$11,168	$8,985

(6)

Amounts shown include both annual restricted stock units and promotion/retention restricted stock units granted in 2016. The aggregate grant date fair value associated with promotion/retention restricted stock units granted to Mr. Glastra, Mr. Buckley, and Mr. Young were $1,244,000, $1,244,000, and $466,500, respectively.

(7)	Mr. Young was appointed as Chief Human Resources Officer on December 8, 2016.

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards granted to the Company’s Named Executive Officers during the year ended December 31, 2017.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Matthijs Glastra	Bonus			—	$515,001	$1,030,002
	EPS-PSUs	2/28/2017	2/27/2017				9,774	19,547	39,094		$474,992
	TSR-PSUs	2/28/2017	2/27/2017				—	19,548	39,096		$651,144
	RSUs	2/28/2017	2/27/2017							39,095	$950,008
Robert J. Buckley	Bonus			—	$305,793	$611,586
	EPS-PSUs	2/28/2017	2/27/2017				3,601	7,202	14,404		$175,009
	TSR-PSUs	2/28/2017	2/27/2017				—	7,202	14,404		$239,899
	RSUs	2/28/2017	2/27/2017							14,403	$349,992
Brian S. Young	Bonus			—	$136,104	$272,208
	EPS-PSUs	2/28/2017	2/27/2017				1,672	3,344	6,688		$81,259
	TSR-PSUs	2/28/2017	2/27/2017				—	3,344	6,688		$111,389
	RSUs	2/28/2017	2/27/2017							6,687	$162,494

(1)

Amounts shown in these columns reflect aggregate threshold, target and maximum payout levels for cash bonuses under the SMIP. Pursuant to the SMIP, each participating NEO has an established target bonus which is based on a percentage of the respective NEO’s base salary. A target payout assumes a 100% payout of the target bonus based on 100% achievement of the respective Financial Objectives under the SMIP. A threshold payout assumes 0% payout for failure to attain the minimum performance targets. A maximum payout assumes a 200% payout for achievement of 115% or more of adjusted EBITDA target and 2 percentage points more than the Organic Revenue Growth target during the first and second half of 2017, respectively. See the section entitled “Compensation Discussion and Analysis” for the Financial Objectives. Further information regarding amounts earned is provided in the section entitled “Compensation Discussion and Analysis.” The actual amount earned is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)

Amounts shown in these columns reflect threshold, target and maximum payout levels of the performance stock units. The grant date fair value of these units was based on the target number of shares that might be earned. These performance stock units cliff-vest following the end of the applicable three-year performance period, subject to continued employment on the date of vesting and achievement of the applicable performance thresholds, subject to accelerated vesting under specified circumstances. Further information regarding accelerated vesting is provided in the section entitled “Potential Payments upon Termination or Change of Control”.

(3)

The number of shares in this column represents restricted stock units granted in 2017. The restricted stock units vest one-fourth annually on each of the first, second, third, and fourth anniversaries of the date of grant, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances. Further information regarding accelerated vesting is provided in the section entitled “Potential Payments upon Termination or Change of Control.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the equity and non-equity incentive plan compensation disclosed in the Summary Compensation Table and the 2017 Grants of Plan-Based Awards Table are discussed above under the heading “Compensation Discussion and Analysis”, as well as in the footnotes to the applicable tables. Certain other elements of the Named Executive Officers’ compensation are provided for in their employment agreements, described below.

Matthijs Glastra

On July 27, 2016, in connection with Mr. Glastra’s appointment as the Company’s Chief Executive Officer, effective September 1, 2016, the Company and Mr. Glastra entered into an employment agreement, which was then subsequently amended and restated on April 21, 2017 (the “Amended and Restated CEO Employment Agreement”). The initial term of Mr. Glastra’s employment as the Chief Executive Officer under the Amended and Restated CEO Employment Agreement will be a three-year period ending on July 27, 2019, with automatic extensions for successive one-year periods absent prior notice of non-renewal from either the Company or Mr. Glastra. In connection with his transition to the role of Chief Executive Officer, Mr. Glastra relocated to the Company’s headquarters in Massachusetts and has been reimbursed for the expenses related to his relocation in an aggregate amount of $201,125. A pro rata portion of such reimbursement is subject to repayment by Mr. Glastra in the event that his employment is terminated by the Company for Cause (as defined in the Amended and Restated CEO Employment Agreement) or by Mr. Glastra without Good Reason (as defined in the Amended and Restated CEO Employment Agreement), in either case, prior to June 1, 2018.

Pursuant to the Amended and Restated CEO Employment Agreement, Mr. Glastra is entitled to a base salary of at least $515,000 per year and, beginning with respect to fiscal year 2017, an annual performance-based cash bonus with a target bonus opportunity of at least 100% of his annual base salary. Mr. Glastra’s performance-based cash bonus opportunity for fiscal year 2016 was not modified by the Amended and Restated CEO Employment Agreement. Beginning in 2017, Mr. Glastra is entitled to receive an annual equity award (the “Annual Equity Awards”) with a grant date fair value equal to 200% of his base salary or, at the discretion of the Board or the Compensation Committee, a higher amount as determined by market based benchmarks.

Additional discussion of Mr. Glastra’s compensation and certain termination obligations pursuant to the Amended and Restated CEO Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.”

Robert J. Buckley

On February 10, 2011, the Company and Mr. Buckley entered into an employment agreement providing for the employment of Mr. Buckley in an advisory capacity prior to March 31, 2011 and as the Company’s Chief Financial Officer on and after March 31, 2011. On April 21, 2017, the Company entered into an amended and restated employment agreement (the “Amended and Restated CFO Employment Agreement”) extending the term of Mr. Buckley’s employment through February 22, 2018, with automatic extensions for successive one-year periods thereafter unless either the Company or Mr. Buckley gives 90 days’ notice of non-extension to the other party. Pursuant to the Amended and Restated CFO Employment Agreement, Mr. Buckley is entitled to a base salary of at least $407,724 per year, an annual performance-based cash bonus opportunity with a minimum target of 75% of his annual base salary and an annual equity compensation award with a grant date fair value equal to 150% of his annual base salary or, at the discretion of the Board or the Compensation Committee, a higher amount as determined by market based benchmarks. Since the commencement of Mr. Buckley’s employment in 2011, the Compensation Committee has reviewed and adjusted Mr. Buckley’s compensation on an annual basis. The Amended and Restated CFO Employment Agreement also provides that the Company will provide Mr. Buckley with term life insurance in a face amount equal to 400% of his annual base salary, subject to certain limitations.

Additional discussion of Mr. Buckley’s compensation and certain termination obligations pursuant to the Amended and Restated CFO Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.”

Brian S. Young

On March 9, 2015, the Company and Mr. Young entered into an offer letter, which was then superseded by an employment agreement entered into by and between Mr. Young and the Company, dated April 21, 2017 (the “Young Employment Agreement”). The Young Employment Agreement provides that Mr. Young will continue to serve as the Chief Human Resources Officer of the Company through December 8, 2017, with automatic extensions for one-year periods absent prior notice of non-renewal from either the Company or Mr. Young. Pursuant to the Young Employment Agreement, Mr. Young is entitled to a base salary of at least $272,208 per year, an annual performance-based cash bonus opportunity with a minimum target of 50% of his annual base salary and an annual equity compensation award as determined by the Board or the Compensation Committee in its discretion (such annual equity awards, collectively, the “Young Annual Equity Awards”). Since the commencement of Mr. Young’s employment in 2015, the Compensation Committee has reviewed and adjusted Mr. Young’s compensation on an annual basis.

Additional discussion of Mr. Young’s compensation and certain termination obligations pursuant to the Young Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “potential Payments upon Termination or Chang of Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock awards that had not yet vested for each of the Company’s Named Executive Officers as of December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($) (1)
Matthijs Glastra	2/26/2015					10,359 (2)	$517,950
	3/30/2016					13,567 (3)	$678,350
	3/30/2016							10,175 (4)	$508,750
	3/30/2016	14,244	28,489 (5)	$14.13	3/30/2026
	8/2/2016					80,000 (6)	$4,000,000
	2/28/2017					39,095 (7)	$1,954,750
	2/28/2017							39,095 (8)	$1,954,750
Robert J. Buckley	2/26/2015					14,320 (2)	$716,000
	3/30/2016					13,941 (3)	$697,050
	3/30/2016							10,455 (4)	$522,750
	3/30/2016	14,636	29,275 (5)	$14.13	3/30/2026
	8/2/2016					80,000 (6)	$4,000,000
	2/28/2017					14,403 (7)	$720,150
	2/28/2017							14,404 (8)	$720,200
Brian Young	4/15/2015					2,370 (9)	$118,500
	3/30/2016					5,150 (3)	$257,500
	3/30/2016							3,862 (4)	$193,100
	3/30/2016	5,406	10,815 (5)	$14.13	3/30/2026
	8/2/2016					30,000 (6)	$1,500,000
	2/28/2017					6,687 (7)	$334,350
	2/28/2017							6,688 (8)	$334,400

(1)	Represents the product of the number of stock awards and $50.00, the closing market price of the Company’s common stock quoted on the Nasdaq Global Select Market as of December 31, 2017.
(2)

Represents time-based restricted stock units granted on February 26, 2015. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest on February 26, 2018, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(3)

Represents time-based restricted stock units granted on March 30, 2016. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest in two equal installments on March 30, 2018 and March 30, 2019, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(4)

Represents performance stock units granted on March 30, 2016. Each unit represents the right to receive up to two shares of common stock upon vesting. These units were scheduled to vest on January 1, 2019. The ultimate number of shares to be issued upon vesting shall be calculated based on actual cumulative Adjusted EPS for the performance period in relation to the performance target, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(5)

Represents stock options granted on March 30, 2016. Each stock option represents the right to receive one share of common stock upon exercise. These options are scheduled to vest in two equal installments on March 30, 2018 and March 30, 2019, respectively, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(6)

Represents time-based restricted stock units granted on August 2, 2016. Each unit represents the right to receive one share of common stock upon vesting. These units were scheduled to cliff vest on August 2, 2021, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(7)

Represents time-based restricted stock units granted on February 28, 2017. Each unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest in four equal installments on February 28, 2018, February 28, 2019, February 28, 2020, and February 28, 2021, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(8)

Represents performance stock units granted on February 28, 2017. Each unit represents the right to receive up to two shares of common stock upon vesting. These units were schedule to vest on January 1, 2020. The ultimate number of shares to be issued upon vesting shall be calculated based on (i) TSR formula measured at the end of a three-year performance period against Russell 2000 Index for 50% of the awards, and (ii) actual three-year cumulative Adjusted EPS for the performance period in relation to the performance target for the remaining 50% of the awards, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(9)

Represents time-based restricted stock units granted on April 15, 2015. Each unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest on April 15, 2018, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

Options Exercised and Stock Vested

The following table sets forth information regarding restricted stock unit awards that vested and the value realized upon vesting for each of the Company’s Named Executive Officers during the year ended December 31, 2017. There were no stock options exercised during fiscal year of 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Matthijs Glastra	21,456	$545,981
Robert J. Buckley	36,202	$919,004
Brian S. Young	4,943	$131,396

(1)

Value realized on vesting is computed by multiplying the number of shares of restricted stock units vested by the closing market price of the Company’s common stock on the applicable vesting date (or the last business day immediately prior thereto if the vesting date is a public holiday in the U.S.).

Potential Payments upon Termination or Change of Control

The following table sets forth estimated compensation that the Company would be obligated to provide to each of the Company’s Named Executive Officers upon termination of employment or change of control pursuant to the terms of individualized employment agreements or other contractual obligations. Further information regarding these agreements or other obligations is provided immediately following the table. Other than these agreements and obligations, there are no other plans or other contractual obligations triggered upon termination of employment or change of control related to the Company’s Named Executive Officers. The amounts reflected in the following table assume that the termination of employment and/or, if applicable, change of control occurred on December 31, 2017. Further, the amounts do not reflect any reductions as a result of any Section 280G “cutback” that may apply to Messrs. Glastra, Buckley, or Young.

Name	Event	Salary ($)	Bonus ($)	Vesting of Outstanding Stock ($)	Health Insurance Benefits ($)	Total ($)
Matthijs Glastra	Termination without cause or by employee for good reason	$772,502 (1) (18 months salary)	$1,287,503 (2)	$ 3,463,806 (5) (Prorated vesting of unvested awards)	$28,017 (18 months coverage)	$5,551,828
	Termination by the Company without cause or by employee for good reason, within 12 months following a change of control	$1,030,002 (1) (24 months salary)	$1,545,003 (3)	$ 11,613,850 (6) (Immediate vesting of unvested awards, including PSUs)	$37,356 (24 months coverage)	$14,226,211
	Termination due to death or by the Company due to disability	—	$515,001 (4)	$ 10,636,450 (7) (Immediate vesting of unvested awards, including PSUs)	—	$11,151,451
	Change of control	—	—	$ 5,196,300 (8) (Immediate vesting of unvested awards, other than PSUs, stock options, and 2017 RSUs awards)	—	$5,196,300
Robert J. Buckley	Termination without cause or by employee for good reason	$611,586 (1) (18 months salary)	$764,483 (2)	$ 3,053,395 (9) (Prorated vesting of unvested awards)	$28,307 (18 months coverage)	$4,457,771
	Termination without cause or by employee for good reason, within 12 months following a change of control	$815,448 (1) (24 months salary in a lump sum)	$917,379 (3)	$ 8,786,344 (10) (Immediate vesting of unvested awards, including PSUs)	$37,742 (24 months coverage)	$10,556,913
	Termination due to death or by the Company due to disability	—	$305,793 (4)	$ 8,426,244 (11) (Immediate vesting of unvested awards, including PSUs)	—	$8,732,037
	Change of control	—	—	$ 5,413,050 (12) (Immediate vesting of unvested awards, other than PSUs, stock options, and 2017 RSUs awards)	—	$5,413,050
Brian S. Young	Termination without cause or by employee for good reason	$408,312 (1) (18 months salary)	$340,260 (2)	$ 1,028,958 (13) (Prorated vesting of unvested awards)	$28,783 (18 months coverage)	$1,806,313
	Termination without cause or by employee for good reason, within 12 months following a change of control	$544,416 (1) (24 months salary)	$408,312 (3)	$ 3,292,984 (14) (Immediate vesting of unvested awards, including PSUs)	$38,377 (24 months coverage)	$4,284,089
	Termination due to death or by the Company due to disability	—	$136,104 (4)	$ 3,125,784 (15) (Immediate vesting of unvested awards, including PSUs)	—	$3,261,888
	Change of control	—	—	$ 1,876,000 (16) (Immediate vesting of unvested awards, other than PSUs, stock options and 2017 RSUs awards)	—	$1,876,000

(1)	Amounts based on the respective NEO’s annual base salary in effect as of December 31, 2017.
(2)

The amount represents the sum of (i) 150% of each officer’s target bonus for 2017 payable over eighteen months, and (ii) a pro rata portion of performance-based cash bonus based on actual Company performance in such year, to which they would have been entitled had them remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs. The pro rata portion is calculated by multiplying the bonus by the ratio of the number of days elapsed during the fiscal year to 365 days.

(3)

The amount represents the sum of (i) 200% of each officer’s target bonus for 2017 payable over twenty four months (except for Mr. Buckley, whose amount shall be payable in a lump sum), and (ii) a pro rata portion of performance-based cash bonus based on actual Company performance in such year, to which they would have been entitled had them remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs. The pro rata portion is calculated by multiplying the bonus by the ratio of the number of days elapsed during the fiscal year to 365 days.

(4)

The amount to be paid is equal to the product of: (i) the amount of bonus that would have been payable if the executive had remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs based on actual Company performance in such year and (ii) the ratio of the number of days elapsed during the fiscal year in which such termination of employment occurs to 365 days. Amounts presented reflect the amounts earned in 2017 under the SMIP that remained unpaid as of December 31, 2017.

(5)

Represents the sum of (a) (i) the prorated portion of the unvested 2015, 2016 and 2017 annual RSU grants (8,743, 5,130 and 8,188, respectively) and the Glastra Promotion RSUs (22,607) held by Mr. Glastra based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period and (ii) a prorated portion of the shares subject to 2016 and 2017 PSUs (5,956 and 10,925, respectively) (assuming target performance) held by Mr. Glastra, multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the prorated portion of the unvested stock options (10,771) held by Mr. Glastra based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price. Target performance with respect to 2016 PSUs is referenced herein based on an assumption that earnings per share for fiscal years 2016, 2017 and 2018 will equal the three-year cumulative target performance. Target performance with respect to 2017 PSUs is referenced herein based on the assumption that earnings per share for fiscal years 2017, 2018 and 2019 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index.

(6)

Represents the sum of (a) (i) the outstanding number of unvested 2015, 2016 and 2017 annual RSU grants (10,359, 13,567 and 39,095, respectively) and the Glastra Promotion RSUs (80,000) held by Mr. Glastra, (ii) the shares subject to the 2016 and 2017 EPS-PSUs held by Mr. Glastra (10,175 and 19,547, respectively) (assuming target vesting per the relevant employment agreement), and (iii) the shares subject to the 2017 TSR-PSUs held by Mr. Glastra (39,096) (assuming maximum vesting per TSR Spread as of December 31, 2017) multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the stock options (28,489) held by Mr. Glastra, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price.

(7)

Represents the sum of (a) (i) the outstanding number of unvested 2015, 2016 and 2017 annual RSU grants (10,359, 13,567 and 39,095, respectively) and the Glastra Promotion RSUs (80,000) held by Mr. Glastra and (ii) the shares subject to the 2016 and 2017 PSUs held by Mr. Glastra (10,175 and 39,095, respectively) (assuming target performance), multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the stock options (28,489) held by Mr. Glastra, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price. Target performance with respect to 2016 PSUs is referenced herein based on an assumption that earnings per share for fiscal years 2016, 2017 and 2018 will equal the three-year cumulative target performance. Target performance with respect to 2017 PSUs is referenced herein based on the assumption that earnings per share for fiscal years 2017, 2018 and 2019 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000.

(8)

Represents the sum of the outstanding number of unvested 2015 and 2016 annual RSU grants (10,359 and 13,567, respectively) and the Glastra Promotion RSUs (80,000) held by Mr. Glastra, multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017.

(9)

Represents the sum of (a) (i) the prorated portion of the unvested 2015, 2016 and 2017 annual RSU grants (12,086, 5,271, and 3,017, respectively) and the Buckley Retention RSUs (22,607) held by Mr. Buckley based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period and (ii) a prorated portion of the shares subject to the PSUs held by Mr. Buckley (6,120 and 4,026, respectively) (assuming target performance), multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the prorated portion of the stock options (11,069) held by Mr. Buckley based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price. Target performance with respect to 2016 PSUs is referenced herein based on an assumption that earnings per share for fiscal years 2016, 2017 and 2018 will equal the three-year cumulative target performance. Target performance with respect to 2017 PSUs is referenced herein based on the assumption that earnings per share for fiscal years 2017, 2018 and 2019 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000.

(10)

Represents the sum of (a) (i) the outstanding number of unvested 2015, 2016 and 2017 annual RSU grants (14,320, 13,941 and 14,403, respectively) and the Buckley Retention RSUs (80,000) held by Mr. Buckley, (ii) the shares subject to the 2016 and 2017 EPS-PSUs held by Mr. Buckley (10,455 and 7,202, respectively) (assuming target vesting per the relevant employment agreement), and (iii) the shares subject to the 2017 TSR-PSUs held by Mr. Buckley (14,404) (assuming maximum vesting per TSR Spread as of December 31, 2017) multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the stock options (29,275) held by Mr. Buckley, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price.

(11)

Represents the sum of (a) (i) the outstanding number of unvested 2015, 2016 and 2017 annual RSU grants (14,320, 13,941, and 14,403, respectively) and the Buckley Retention RSUs (80,000) held by Mr. Buckley and (ii) the shares subject to 2016 and 2017 PSUs held by Mr. Buckley (10,455 and 14,404, respectively) (assuming target performance), multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the stock options (29,275) held by Mr. Buckley, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price. Target performance with respect to 2016 PSUs is referenced herein based on an assumption that earnings per share for fiscal years 2016, 2017 and 2018 will equal the three-year cumulative target performance. Target performance with respect to 2017 PSUs is referenced herein based on the assumption that earnings per share for fiscal years 2017, 2018 and 2019 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000.

(12)

Represents the sum of the outstanding number of unvested 2015 and 2016 annual RSU grants (14,320 and 13,941, respectively) and the Buckley Retention RSUs (80,000) held by Mr. Buckley, multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017.

(13)

Represents the sum of (a) (i) the prorated portion of the unvested 2015, 2016 and 2017 annual RSU grants (1,689, 1,948, and 1,401, respectively) and the Young Retention RSUs (8,478) held by Mr. Young based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period and (ii) a prorated portion of the shares subject to 2016 and 2017 PSUs held by Mr. Young (2,261 and 1,868, respectively) (assuming target performance), multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the prorated portion of the stock options (4,090) held by Mr. Young based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price. Target performance with respect to 2016 PSUs is referenced herein based on an assumption that earnings per share for fiscal years 2016, 2017 and 2018 will equal the three-year cumulative target performance. Target performance with respect to 2017 PSUs is referenced herein based on the assumption that earnings per share for fiscal years 2017, 2018 and 2019 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000.

(14)

Represents the sum of (a) (i) the outstanding number of unvested 2015, 2016 and 2017 annual RSU grants (2,370, 5,150, and 6,687, respectively) and the Young Retention Promotion RSUs (30,000) held by Mr. Young, (ii) the shares subject to the 2016 and 2017 EPS-PSUs held by Mr. Young (3,862 and 3,344, respectively) (assuming target vesting per the relevant employment agreement), and (iii) the shares subject to the 2017 TSR-PSUs held by Mr. Young (6,688) (assuming maximum vesting per TSR Spread as of December 31, 2017) multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the stock options (10,815) held by Mr. Young, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price.

(15)

Represents the sum of (a) (i) the outstanding number of unvested 2015, 2016 and 2017 annual RSU grants (2,370, 5,150, and 6,687, respectively) and the Young Retention RSUs (30,000) held by Mr. Young and (ii) the shares subject to 2016 and 2017 PSUs held by Mr. Young (3,862 and 6,688, respectively) (assuming target performance), multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017, and (b) the stock options (10,815) held by Mr. Young, multiplied by the excess of $50.00, the closing market price of the Company’s common stock as of December 31, 2017, over $14.13, the exercise price. Target performance with respect to 2016 PSUs is referenced herein based on an assumption that earnings per share for fiscal years 2016, 2017 and 2018 will equal the three-year cumulative target performance. Target performance with respect to 2017 PSUs is referenced herein based on the assumption that earnings per share for fiscal years 2017, 2018 and 2019 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR Russell 2000.

(16)

Represents the sum of the outstanding number of unvested 2015 and 2016 annual RSU grants (2,370 and 5,150, respectively) and the Young Retention RSUs (30,000) held by Mr. Young, multiplied by $50.00, the closing market price of the Company’s common stock as of December 31, 2017.

Employment and Severance Agreements

Employment Agreement with Mr. Glastra

On April 21, 2017, the Company and Mr. Glastra entered into the CEO Employment Agreement. The initial term of the CEO Employment Agreement will be through July 27, 2019, unless terminated earlier. The term will automatically renew for successive one-year periods after July 27, 2019, unless either party gives notice of non-extension no later than 90 days prior to expiration of the then-applicable term. Pursuant to the terms of the CEO Employment Agreement, the Company has certain obligations that become due in the event of termination or change of control.

Upon termination of Mr. Glastra’s employment for any reason, Mr. Glastra or Mr. Glastra’s estate is entitled to receive: (i) any portion of Mr. Glastra’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Glastra, (iii) any accrued, but unused vacation pay owed to Mr. Glastra and, (iv) any amount arising from Mr. Glastra’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CEO Accrued Amounts”).

If Mr. Glastra’s employment is terminated by the Company without Cause (as described below) or by Mr. Glastra for Good Reason (as described below), then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) pay Mr. Glastra an amount equal to 150% (or, if such termination occurs within 12 months after a Change in Control, 200%) of the sum of (a) his base salary and (b) his target bonus opportunity in substantially equal installments for 18 months (or 24 months if such termination occurs within 12 months after a Change in Control, as defined in the CEO Employment Agreement) in accordance with the Company’s regular payroll practices, (ii) pay Mr. Glastra a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (iii) continue to provide Mr. Glastra and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Glastra as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months) and (iv) cause a pro rata portion of the Glastra Promotion RSUs (as defined in the CEO Employment Agreement), and a prorated portion of all annual equity awards granted to Mr. Glastra (the “CEO Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options), to become vested, and a pro rata portion of any CEO Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Glastra is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the CEO Employment Agreement), the Company will cause the Glastra Promotion RSUs and all CEO Annual Equity Awards subject to service-based vesting to be fully vested and all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Glastra to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Glastra’s equity awards upon certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below. If Mr. Glastra’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) pay Mr. Glastra a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (ii) cause the Glastra Promotion RSUs, and all CEO Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Glastra is not entitled to any tax gross-up in the event that any payments due to him pursuant to the CEO Employment Agreement or otherwise would be subject to an excise tax under Sections 280G and 4999 of the Code. Instead, Mr. Glastra is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Glastra. If a change of control had occurred on December 31, 2017, no such cutback was expected to have applied to payments to Mr. Glastra.

The severance payments and benefits provided for in the CEO Employment Agreement are subject to Mr. Glastra’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Glastra cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Glastra’s execution of a release of claims against the Company.

For purposes of the CEO Employment Agreement, “Cause” is generally defined as (a) his willful failure to substantially perform the duties (other than any such failure resulting from disability or any inability to engage in any substantial gainful activity that could reasonably be expected to result in disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (b) his willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board of Directors of the Company not inconsistent with the terms of his employment agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (c) his commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; or (d) his unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his duties and responsibilities under his employment agreement. For purpose of the CEO Employment Agreement, “Good Reason” is generally defined as the occurrence of one or more of the following conditions without his consent: (a) a material diminution in his responsibilities, duties or authority or a material diminution in his title; (b) failure of the Company to make any material payment or provide any material benefit under his employment agreement; (c) the Company’s material breach of his employment agreement; or (d) a material relocation of his place of employment.

Employment Agreement with Mr. Buckley

On April 21, 2017, the Company and Mr. Buckley entered into the CFO Employment Agreement, under which the term of Mr. Buckley’s employment will continue through February 22, 2018 and will automatically renew for successive one-year periods , unless either party gives notice of non-extension no later than 90 days prior to expiration of the then-applicable term. Pursuant to the terms of the CFO Employment Agreement, there are certain obligations of the Company that become due in the event of termination or change of control. Upon termination of Mr. Buckley’s employment for any reason, Mr. Buckley or Mr. Buckley’s estate is entitled to receive: (i) any portion of Mr. Buckley’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Buckley, (iii) any accrued, but unused vacation pay owed to Mr. Buckley, and (iv) any amount arising from Mr. Buckley’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CFO Accrued Amounts”).

If Mr. Buckley’s employment is terminated by the Company without Cause (as described below) or by Mr. Buckley for Good Reason (as described below), then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) pay Mr. Buckley an amount equal to 150% of the sum of (a) his base salary and (b) his target bonus opportunity in substantially equal installments for 18 months following termination in accordance with the Company’s regular payroll practices; provided that if such termination occurs within 12 months after a Change in Control (as defined in the CFO Employment Agreement), then, in lieu of the foregoing amounts, the Company will pay Mr. Buckley a lump sum equal to 200% of the sum of his base salary and his target bonus opportunity, (ii) pay Mr. Buckley a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (iii) continue to provide Mr. Buckley and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Buckley as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months) following termination, and (iv) cause the pro rata portion of the Retention RSUs (as defined in the CFO Employment Agreement), and a prorated portion of all annual equity awards granted to Mr. Buckley (the “CFO Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options), to become vested, and a pro rata portion of any CFO Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance; provided that if such termination occurs while Mr. Buckley is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the CFO Employment Agreement), then the Company will cause the Buckley Retention RSUs and all CFO Annual Equity Awards subject to service-based vesting to be fully vested and all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination of employment occurs within 12 months after a Change in Control, then the Company will cause all unvested equity awards held by Mr. Buckley to become vested, deeming for purposes of awards subject to performance-based vesting that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination). For further discussion of the treatment of Mr. Buckley’s equity awards upon a Change in Control and certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Buckley’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) pay Mr. Buckley a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (ii) cause the Buckley Retention RSUs, and all CFO Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Prior to amendment in July 2016, Mr. Buckley was also entitled to a tax gross-up in the event that any payments due to him pursuant to the CFO Employment Agreement or otherwise would be subject to an excise tax imposed by Sections 280G and 4999 of the Code. However, pursuant to the amendment to the CFO Employment Agreement in July 2016, Mr. Buckley is no longer entitled to any such tax gross-up. Instead, Mr. Buckley is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payments amount to Mr. Buckley. If a change of control had occurred on December 31, 2017, no such cutback was expected to have applied to payments to Mr. Buckley.

The severance payments and benefits provided for in the CFO Employment Agreement are subject to Mr. Buckley’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Buckley cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Buckley’s execution of a release of claims against the Company.

As used in the CFO Employment Agreement, “Cause”, “Change in Control” and “Good Reason” have substantially the same meaning as used in the CEO Employment Agreement.

Employment Agreement with Mr. Young

On April 21, 2017, the Company entered into the Young Employment Agreement, under which the term of Mr. Young’s employment will be through December 8, 2017, with automatic extensions for successive one-year periods absent prior notice of non-renewal from either the Company or Mr. Young. Pursuant to the terms of the Young Employment Agreement, there are certain obligations of the Company that become due in the event of termination.

Upon termination of Mr. Young’s employment for any reason, Mr. Young or Mr. Young’s estate is entitled to receive: (i) any portion of Mr. Young’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Young, (iii) any accrued, but unused vacation pay owed to Mr. Young and, (iv) any amount arising from Mr. Young’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “Young Accrued Amounts”).

If Mr. Young’s employment is terminated by the Company without Cause (as described below) or by Mr. Young for Good Reason, then in addition to the payment of the Young Accrued Amounts, the Company will: (i) pay Mr. Young an amount equal to 150% (or, if such termination occurs within 12 months after a Change in Control, 200%) of the sum of (a) his base salary and (b) his target bonus opportunity in substantially equal installments for 18 months (or 24 months if such termination occurs within 12 months after a Change in Control, as defined in the Young Employment Agreement) in accordance with the Company’s regular payroll practices, (ii) pay Mr. Young a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (iii) continue to provide Mr. Young and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Young as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months) and (iv) cause a pro rata portion of the Retention RSUs (as defined in the Young Employment Agreement), and a prorated portion of all annual equity awards granted to Mr. Young (the “Young Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options), to become vested, and a pro rata portion of any Young Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Young is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Young Employment Agreement), the Company will cause the Retention RSUs and all Young Annual Equity Awards subject to service-based vesting to be fully vested and all Young Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Young to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Young’s equity awards upon certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Young’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the Young Accrued Amounts, the Company will: (i) pay Mr. Young a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (ii) cause the Young Retention RSUs, and all Young Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all Young Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Young is not entitled to any tax gross-up in the event that any payments due to him pursuant to the Young Employment Agreement or otherwise would be subject to an excise tax under Sections 280G and 4999 of the Code. Instead, Mr. Young is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Young. If a change of control had occurred on December 31, 2017, no such cutback was expected to have applied to payments to Mr. Young.

The severance payments and benefits provided for in the Young Employment Agreement are subject to Mr. Young’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Young cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Young’s execution of a release of claims against the Company.

As used in the Young Employment Agreement, “Cause” and “Good Reason” have substantially the same meaning as used in the CEO Employment Agreement.

Equity Awards

Restricted Stock Units

Pursuant to the restricted stock unit award agreements under the Company’s 2010 Incentive Award Plan (the “Equity Plan”), unvested 2015 and 2016 restricted stock units (including the Glastra Promotion RSUs, the Buckley Retention RSUs and the Young Retention RSUs) held by the named executive officers on the date of a Change in Control (as defined in the Equity Plan) will vest upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. Pursuant to the 2017 restricted stock unit award agreements, the unvested restricted stock units under such agreements held by the named executive officers on the date of a Change in Control that are not assumed or substituted by the successor entity will vest (or be exchanged for a cash payment) upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. If the RSUs are assumed by the successor entity in a Change in Control, such assumed RSUs will remain unvested and will vest in accordance with their terms, subject to accelerated vesting upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement, if applicable, otherwise, as defined in the restricted stock unit award agreement) within 12 months following a Change in Control.

Stock Options

Pursuant to the stock option agreements under the Equity Plan, all outstanding stock options held by the named executive officers on the date of a Change in Control that are not assumed or substituted by the successor entity will vest (or be exchanged for a cash payment) upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. If such stock options are assumed by the successor entity in a Change in Control, such assumed stock options will remain unvested and will vest in accordance with their terms, subject to accelerated vesting upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement, if applicable, otherwise, as defined in the stock option agreement) within 12 months following a Change in Control.

Performance Stock Units

Pursuant to the performance stock unit award agreements under the Equity Plan, all outstanding performance stock units held by the named executive officers will vest upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement, if applicable, otherwise, as defined in the performance stock unit award agreement) within 12 months following a Change in Control, subject, where applicable, to the terms of the named executive officer’s employment agreements. See the section entitled “Employment and Severance Agreements” above for more information.

CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with SEC 2018 proxy statement requirements and pursuant to Item 402(u) of Regulation S-K. The Company identified the median employee by using a consistently applied compensation measure of “total gross compensation” for our employee population as of October 31, 2017, excluding our CEO. “Total gross compensation” includes regular earnings, overtime, double time, equity, bonus, commission, 13th and 14th months pay in certain locations outside the United States, and allowances (car, housing, travel, meal, etc.). The Company did not make any assumptions, adjustments, or estimates with respect to total gross compensation, and did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2017. The Company included all employees, whether employed on a full-time, part-time, or seasonal basis. As of October 31, 2017, our employee population consisted of approximately 2,039 individuals, with 46% of these individuals located in the United States, 44% located in Europe and 10% located in Asia. Using this methodology, the Company determined that our median employee was a full-time, hourly employee working in United States.

As illustrated in the table below, our CEO to median employee pay ratio is 78:1.

	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)	Ratio
CEO	$511,254	$-	$2,076,144	$-	$1,030,002	$12,099	$3,629,499	78
Median Employee	$43,957	$-	$-	$-	$1,134	$1,569	$46,660	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common shares for: (1) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company’s outstanding common shares; (2) each of the Company’s current directors and director nominees; (3) each of the Company’s current Named Executive Officers; and (4) all current directors and executive officers of the Company as a group. The beneficial ownership of common shares with respect to our 5% shareholders is based on information available to the Company as of March 15, 2018, and with respect to our directors, Named Executive Officers and directors and officers as a group is as of March 15, 2018.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. All rights to acquire common shares within 60 days of March 15, 2018 are deemed to be outstanding and beneficially owned by the persons holding those rights for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Percentage ownership of outstanding shares is based on 34,684,303 common shares outstanding as of March 15, 2018.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Common Shares
5% Shareholders T. Rowe Price Associates, Inc. (3)	4,402,250	12.7%
Wells Fargo & Company (4)	2,320,422	6.7%
BlackRock, Inc. (5)	2,020,420	5.8%
Directors and Executive Officers
Stephen W. Bershad (6)	1,810,510	5.2%
Robert J. Buckley (7)	211,666	*
Matthijs Glastra (8)	122,611	*
Ira J. Lamel (9)	55,365	*
Dennis J. Fortino (9)	51,740	*
Dominic A. Romeo (9)	28,823	*
Thomas N. Secor (9)	28,823	*
Brian S. Young (10)	21,805	*
Brian D. King (9)	2,553	*
Lonny J. Carpenter (nominee for director)	—	*
All Directors and executive officers as a group (10 persons) (11)	2,333,896	6.7%

*	Represents less than 1% of the outstanding common shares.
(1)	Unless otherwise indicated, the address of each shareholder is c/o Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730.
(2)

The information provided in this table is based on the Company’s records, information supplied to the Company by its executive officers, directors and principal shareholders and information contained in Schedules 13D and 13G filed with the SEC.

(3)

Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc., T. Rowe Price Associates, Inc. may be deemed to beneficially own 4,402,250 common shares of the Company. T. Rowe Price Associates, Inc. has sole voting power over 745,686 shares and sole dispositive power over 4,402,250 shares. T. Rowe Price Small-Cap Stock Fund, Inc. may be deemed to beneficially own 1,893,636 common shares of the Company and has sole voting power over 1,893,636 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(4)

Pursuant to a Schedule 13G/A filed with SEC on January 29, 2018 by Wells Fargo & Company and Wells Capital Management Incorporated, Wells Fargo & Company may be deemed to beneficially own 2,320,422 common shares of the Company. Wells Fargo & Company has sole voting power over 18,485 shares, shared voting power over 711,929 shares, sole dispositive power over 18,485 shares and shared dispositive power over 2,301,937 shares. Wells Capital Management Incorporated, a subsidiary of Wells Fargo & Company, may be deemed to beneficially own 2,029,729 common shares of the Company, and has shared voting power over 1,866,689 shares and shared dispositive power over 2,029,729 shares. The address of Wells Fargo & Company is 420

Montgomery Street, San Francisco, CA 94163. The address of Wells Capital Management is 525 Market Street, 10th Floor, San Francisco, CA 94105.
(5)

Pursuant to a Schedule 13G filed with SEC on February 1, 2018 by BlackRock, Inc., BlackRock, Inc. may be deemed to beneficially own 2,020,420 common shares of the Company. BlackRock, Inc. has sole voting power over 1,958,582 shares and sole dispositive power over 2,020,420 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)

Mr. Bershad is the Chairman of the Board of Directors of the Company. Mr. Bershad owns 1,711,648 common shares directly. Mr. Bershad’s direct ownership also includes 98,862 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Bershad ceases to be a director of the Company. Mr. Bershad does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(7)

The amount includes 6,970 shares issuable upon vesting of RSUs within 60 days of March 15, 2018 and 29,273 shares issuable upon exercise of options vesting within 60 days of March 15, 2018 held by Mr. Buckley. It excludes 97,774 unvested restricted stock units, 24,859 unvested performance stock units, and 14,638 unvested stock options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Buckley does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

(8)

The amount includes 6,783 shares issuable upon vesting of RSUs within 60 days of March 15, 2018 and 28,488 shares issuable upon exercise of options vesting within 60 days of March 15, 2018 held by Mr. Glastra. It excludes 116,106 unvested restricted stock units, 49,270 unvested performance stock units, and 14,245 unvested stock options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Glastra does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

(9)

Mr. Fortino, Mr. King, Mr. Lamel, Mr. Romeo and Mr. Secor are members of the Board of Directors of the Company. The respective amounts represent deferred stock units that are fully vested and will convert into shares of common stock upon the date each respective director ceases to be a director of the Company. The directors do not have voting rights or the right to receive dividends on the respective deferred stock units until they are converted to common shares.

(10)

The amount includes 4,945 shares issuable upon vesting of RSUs within 60 days of March 15, 2018 and 10,813 shares issuable upon exercise of options vesting within 60 days of March 15, 2018 held by Mr. Young. It excludes 37,591 unvested restricted stock units, 10,550 unvested performance stock units, and 5,408 unvested stock options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Young does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

(11)

The amount includes an aggregate of 18,698 shares issuable upon vesting of RSUs within 60 days of March 15, 2018 and 68,574 shares issuable upon exercise of options vesting within 60 days of March 15, 2018. It excludes 251,471 unvested restricted stock units, 84,679 unvested performance stock units, and 34,291 unvested stock options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s common shares that may be issued upon the exercise of rights under all of its existing equity compensation plans as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Rights		Weighted- Average Exercise Price of Outstanding Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders
2010 Incentive Award Plan	1,140,009	(1)	$14.13	(2)	1,301,310	(3)
Equity Compensation Plans not approved by security holders	47,687	(4)	—		—
Total	1,187,696				1,301,310

(1)

Includes 614,429 shares of common stock to be issued in respect of unvested RSUs outstanding as of December 31, 2017, 178,950 shares of common stock to be issued in respect of unvested PSUs (calculated at maximum performance) outstanding as of December 31, 2017, 102,865 shares of common stock subject to unvested stock options outstanding as of December 31, 2017, 34,286 shares of common stock subject to unexercised stock options outstanding as of December 31, 2017, and 209,479 shares subject to fully vested deferred stock units granted to the members of the Company’s Board of Directors which will convert into shares of common stock as of the date the respective director ceases to be a director of the Company. These awards were granted pursuant to the 2010 Incentive Award Plan which was initially approved by the Company’s shareholders in November 2010 and later approved by the Company’s shareholders, as amended and restated, in May 2014.

(2)

Represents the weighted-average exercise price of options outstanding under the 2010 Incentive Award Plan. See footnote 1 above with respect to RSUs, PSUs and deferred stock units granted under the 2010 Incentive Award Plan. The weighted-average exercise price does not take these awards into account.

(3)

All shares of common stock available for issuance are reserved under the 2010 Incentive Award Plan and may be granted in the form of options, restricted stock, RSUs, PSUs, performance awards, dividend equivalents, deferred stock, deferred stock units, stock payments and/or stock appreciation rights.

(4)

Represents deferred stock unit awards granted to certain members of the Company’s Board of Directors, which are fully vested as of December 31, 2017 and will convert into shares of common stock as of the date the respective director ceases to be a director of the Company. These deferred stock unit awards were granted to the following directors in the following amounts: Mr. Bershad (23,149 deferred stock units), Mr. Fortino (11,575 deferred stock units) and Mr. Lamel (12,963 deferred stock units).

CERTAIN RELATIONSHIPS

The Company’s written Code of Ethics and Business Conduct sets forth the general principle that the Company’s directors, officers and employees must act in the best interests of the Company and must refrain from engaging in any activity that presents a conflict of interest or having a personal interest that presents a conflict of interest. The Code of Ethics and Business Conduct generally provides that a conflict of interest occurs when an individual’s personal interest interferes, or appears to interfere, with those of the Company. There may be times when a commercial relationship involving the Company’s directors, officers or employees or their family members is beneficial to the Company and is not likely to raise material conflict of interest issues, but those situations should be disclosed to the Company for further review. The Company’s policy is to review periodically, but not less than annually, all related party transactions for potential conflict of interest situations. The Company’s corporate staff is primarily responsible for monitoring and obtaining information from the directors and officers with respect to related party transactions and for determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. All related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K must be approved by the Audit Committee of the Board of Directors. The Audit Committee reviews any such approved transactions on an ongoing basis.

OTHER MATTERS

Performance Graph

The following graph compares the cumulative total return to shareholders for the Company’s common shares for the period from December 31, 2012 through December 31, 2017 with the Nasdaq Composite Index and Russell 2000 Index. The comparison assumes an investment of $100 is made on December 31, 2012 in the Company’s common shares and in each of the indices and in the case of the indices it also assumes reinvestment of all dividends. The performance shown is not necessarily indicative of future performance.

Comparison of 5-Year Cumulative Total Return among Novanta Inc., Nasdaq Composite Index, and Russell 2000 Index
600
500
400
300
200
100
-
Dollars
2012
2013
2014
2015
2016
2017
Year
Novanta Inc.
Nasdaq Composite
Russell 2000

	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2017
Novanta Inc.	$100	$129.79	$169.98	$157.27	$242.49	$577.37
Nasdaq Composite Index	$100	$140.12	$160.78	$171.97	$187.22	$242.71
Russell 2000 Index	$100	$138.82	$145.62	$139.19	$168.85	$193.64

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers, directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, the Company believes that during and with respect to the year ended December 31, 2017, its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Directors’ and Officers’ Liability Insurance

At December 31, 2017, the Company maintained an entity and director and officers liability insurance policy in the aggregate principal amount of $50 million plus $20 million of additional A-side coverages for non-indemnifiable claims for current officers and directors. The policy is subject to a $500,000 deductible for each indemnifiable securities related loss, a $250,000 deductible for all other indemnifiable related losses and a $1,000,000 deductible for each merger objection related loss. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The policy expires in July 2018. The annual premium for this policy was approximately $392,100. This policy does not cover any actions or claims that occurred prior to July 23, 2010.

Indebtedness of Directors and Officers

Since the beginning of the year ended December 31, 2017, there has been no indebtedness to the Company by any director or officer or the family members or associates of any such person, other than amounts owing for purchases, subject to usual trade terms, and for other transactions in the ordinary course of business.

Shareholder Proposals for the 2019 Annual Meeting

Shareholder proposals intended for inclusion in next year’s management proxy circular pursuant to SEC Rule 14a-8 for the 2019 annual meeting of shareholders must be received at the Company’s principal executive offices on or before December 12, 2018. Unless otherwise required by law, shareholder proposals received after this date will not be included in next year’s management proxy circular. Shareholder proposals not intended for inclusion in next year’s management proxy circular or notice of meeting, but which instead are sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than February 25, 2019. Proxies will confer discretionary authority with respect to such untimely proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

In the event the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the date of the 2018 Annual Meeting, the Company will inform shareholders of such change and will indicate the new dates by which shareholder proposals must be received.

Householding

The Company’s 2017 Annual Report, including audited financial statements for the fiscal year ended December 31, 2017, is being mailed to you along with this management proxy circular. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one management proxy circular to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one management proxy circular, the Company will promptly deliver a separate copy of the annual report and the management proxy circular to any shareholder who sends a written request to Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, Attention: Investor Relations or who calls our Investor Relations staff at 781-266-5137.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and management proxy circular in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one management proxy circular, a separate proxy form or voting instruction form, as applicable, should have been provided for each shareholder account. Each proxy form or voting instruction form, as applicable, should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and management proxy circular, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

Information Concerning the Company

You may obtain the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Company’s 2017 audited consolidated financial statements, and additional copies of this document on the Company’s website at http://www.novanta.com, or by writing to or calling Investor Relations, Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or 781-266-5137. You may also obtain such documents and additional information about the Company on SEDAR at www.sedar.com or on EDGAR at www.sec.gov. This information is not incorporated by reference into this management proxy circular.

Other Business

The Board of Directors knows of no business to be brought before the annual meeting other than as described in this management proxy circular. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy form to vote the shares represented thereby on such matters in accordance with their judgment.

Directors’ Approval

The contents and the sending of this management proxy circular have been approved by the Company’s Board of Directors.

By Order of the Board of Directors

/s/ Matthijs Glastra
Matthijs Glastra
Chief Executive Officer

Bedford, Massachusetts

April 6, 2018

Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. L S I Q 2 0 2 5 7 1 A R 2 NOVANTA INC. Security Class Holder Account Number Form of Proxy - Annual General Meeting of Shareholders to be held on May 10, 2018 This Form of Proxy is solicited by and on behalf of the Board of Directors of Novanta Inc. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any continuation, adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted by the designated officers FOR each of the nominees for Director in Proposal 1, FOR Proposal 2 and FOR Proposal 3. 6. The securities represented by this proxy will be voted in favour of or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the meeting or any continuation, adjournment or postponement thereof. The Board of Directors, at present, knows of no such amendments, variations or other matters to be presented at the meeting. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 2:00 p.m., Eastern Time, on May 8, 2018. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Internet Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER ------- Fold ------- Fold

------- Fold ------- Fold  Appointment of Proxyholder The undersigned shareholder of Novanta Inc. (the "Company") hereby appoints Robert Buckley, Chief Financial Officer or, failing him, Matthijs Glastra, Chief Executive Officer OR Print the name of the person you are appointing if this person is someone other than the designated officers listed herein. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction and in their discretion with respect to amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the Annual General Meeting of Shareholders to be held at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 on Thursday, May 10, 2018 at 2:00 p.m. ET and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors 01. Stephen W. Bershad For Withhold 02. Lonny J. Carpenter For Withhold 03. Dennis J. Fortino For Withhold 04. Matthijs Glastra 05. Brian D. King 06. Ira J. Lamel 07. Dominic A. Romeo 08. Thomas N. Secor 2. Executive Compensation Approval, on an Advisory (Non-Binding) Basis, of the Company's Executive Compensation. For Against Abstain 3. Appointment of Auditors To appoint PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to serve until the 2019 annual meeting of shareholders. For Against Abstain Authorized Signature(s) - This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted by the designated officers FOR each of the nominees for Director in Proposal 1, and FOR Proposals 2 and 3. Signature(s) Date Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. L S I Q 2 6 8 8 2 7 A R 2